                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               H & R BLOCK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                              [H&R BLOCK(R) LOGO]

                                4400 Main Street
                          Kansas City, Missouri 64111

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 8, 1999

     The annual meeting of shareholders of H&R Block, Inc., a Missouri corporation (the "Company"), will be held at the Nelson-Atkins Museum of Art, 4525 Oak Street, Kansas City, Missouri, at 9:00 a.m., Kansas City time, on Wednesday, September 8, 1999. Shareholders attending the meeting are asked to park on the east side of the parking lot that is north of the Museum and enter the Museum's east entrance. The meeting will be held for the purpose of considering and acting upon the following:

     1. The election of three Class I directors to serve three-year terms (See page 3);

     2. The approval of the 1999 Stock Option Plan for Seasonal Employees to replace the Third Stock Option Plan for Seasonal Employees (See page
           19);

     3. The approval of an amendment to the 1993 Long-Term Executive Compensation Plan in order to increase from 7,000,000 to 13,000,000 the number of shares of Common Stock that may be issued pursuant to awards granted under such Plan (See page 23);

     4. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending April 30, 2000 (See page 29); and

     5. The transaction of such other business as may properly come before the meeting or any adjournments thereof;

all as set forth in the proxy statement accompanying this Notice.

     The Board of Directors has fixed the close of business on July 9, 1999 as the record date for determining shareholders of the Company entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors
                                          JAMES H. INGRAHAM
                                          Secretary

Kansas City, Missouri
July 30, 1999

     A PROXY FOR THE ANNUAL MEETING IS ENCLOSED HEREWITH. PLEASE DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO VOTE IN PERSON, THE PROXY WILL NOT BE USED. THEREFORE, PLEASE RETURN THE SIGNED PROXY EVEN IF YOU PLAN TO ATTEND THE MEETING.

                                PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of H&R Block, Inc. (the "Company"), 4400 Main Street, Kansas City, Missouri 64111, for use at the annual meeting of shareholders to be held on September 8, 1999, or at any adjournment of that meeting, for the purposes set forth in the foregoing notice. All costs of solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegram by regular employees of the Company's subsidiaries. The Company has retained Chasemellon Shareholder Services, L.L.C. to assist in the solicitation of proxies on behalf of the Board of Directors for a fee of $5,500, plus reimbursement of reasonable expenses. Further, brokers and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and the Company will reimburse them for the expense of doing so.

     A shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and elects to vote in person. Subject to such revocation or suspension, shares represented by properly executed proxies received by the Board of Directors will be counted at the meeting and will be voted in accordance with the shareholder's directions. If the form of proxy is signed and returned and the shareholder has made no specifications with respect to voting matters, the shares will be voted in accordance with the recommendations of the Board of Directors.

QUORUM, VOTING PROCEDURES

     A majority of the outstanding shares entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at such meeting. Shares represented by a proxy that directs that the shares abstain from voting or that a vote be withheld on a matter shall be deemed to be represented at the meeting for quorum purposes. Shares represented by proxy as to which no voting instructions are given as to matters to be voted upon shall be deemed to be represented at the meeting for quorum purposes.

     Shareholders do not have cumulative voting rights with respect to the election of directors. For all matters to be voted upon at the meeting, the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for election or approval. For purposes of determining the number of shares present in person or represented by proxy on a voting matter, all votes cast "for," "against," "abstain" or "withhold authority" are included. "Broker non-votes," which occur when brokers or other nominees are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, are not counted for the purpose of determining the number of shares present in person or represented by proxy on a voting matter.

OUTSTANDING VOTING SECURITIES AND DATE OF MAILING

     At the close of business on July 9, 1999, the Company's outstanding voting securities consisted of 97,706,037 shares of Common Stock.

     The proxy statement and accompanying form of proxy are first being sent to shareholders on or about July 30, 1999.

                             ELECTION OF DIRECTORS
                           (ITEM 1 ON FORM OF PROXY)

     The Company's Articles of Incorporation and Bylaws provide that the number of directors to constitute the Board of Directors shall be not less than nine nor more than 15, with the exact number to be fixed by a resolution adopted by the affirmative vote of a majority of the whole Board. Effective June 17, 1998, the Board fixed the number of directors to constitute the Board of Directors at ten. The Articles of Incorporation and Bylaws further provide that the Board of Directors shall be divided into three classes: Class I, Class II and Class III, with each class to consist, as nearly as possible, of one-third of the members of the Board. The term of office of one class of directors shall expire at each annual meeting of shareholders. Directors elected at an annual meeting of shareholders to succeed those whose terms expire shall be identified as being of the same class as those directors they succeed and shall be elected for a term to expire at the third annual meeting of shareholders after their election.

     Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in the Company's Bylaws.

     At the annual meeting of shareholders to be held on September 8, 1999, three Class I directors will be elected to hold office for three years and until their successors are elected and shall have qualified. Henry W. Bloch, Robert E. Davis and Frank L. Salizzoni have been nominated for election as Class I directors of the Company. All nominees are currently Class I directors of the Company. The shares voted by the proxies will be voted for their election unless authority to do so is withheld as provided in the form of proxy. All nominees have consented to serve if elected and the Board of Directors has no reason to believe that any of the nominees will be unable to accept the office of director, but if such contingency should arise, it is the intention of the proxies to vote for such person or persons as the Board of Directors may recommend.

     The nominees for election as Class I directors and the current Class II and Class III directors are listed in alphabetical order in the following table. G. Kenneth Baum, Henry F. Frigon and Roger W. Hale serve as Class II directors with terms scheduled to expire at the annual meeting of shareholders in 2000. Donna
R. Ecton, Marvin L. Rich, Louis W. Smith and Morton I. Sosland serve as Class III directors with terms scheduled to expire at the annual meeting of shareholders in 2001.


                                                        COMMON STOCK
                                                        (AND PERCENT         SOLE           SHARED
NAME, AGE AND PRINCIPAL                                  OF CLASS)        VOTING AND      VOTING AND
OCCUPATION OR EMPLOYMENT                     DIRECTOR   BENEFICIALLY      INVESTMENT      INVESTMENT
DURING THE PAST 5 YEARS                       SINCE       OWNED(1)          POWERS          POWERS
------------------------                     --------   ------------      ----------      ----------
G. Kenneth Baum (69)                           1961        102,799(3)       102,799(3)         -0-
Chairman of the Board,                                       (.11%)
George K. Baum Group, Inc., investment
company(2)

Henry W. Bloch (77)                            1955      3,885,799(3)     3,746,599(3)     139,200
Chairman of the Board                                       (3.98%)
of the Company

                                                        COMMON STOCK
                                                        (AND PERCENT         SOLE           SHARED
NAME, AGE AND PRINCIPAL                                  OF CLASS)        VOTING AND      VOTING AND
OCCUPATION OR EMPLOYMENT                     DIRECTOR   BENEFICIALLY      INVESTMENT      INVESTMENT
DURING THE PAST 5 YEARS                       SINCE       OWNED(1)          POWERS          POWERS
------------------------                     --------   ------------      ----------      ----------
Robert E. Davis (68)                           1981         25,799(3)        25,599(3)         200
Partner, Axess Corporation,                                  (.03%)
diversified manufacturing(4)

Donna R. Ecton (52)                            1993          8,299(3)         8,299(3)         -0-
Chairman, President and Chief Executive                      (.01%)
Officer, EEI Inc., consultants to investors
and management(2)(5)

Henry F. Frigon (64)                           1992         17,999(3)         9,999(3)       8,000
Chairman and Chief Executive Officer,                        (.02%)
CARSTAR, Inc., a national collision repair
service provider(2)(6)

Roger W. Hale (56)                             1991         17,218(3)        17,218(3)         -0-
Chairman and Chief Executive Officer, LG&E                   (.02%)
Energy Corporation, a diversified energy
services company(2)(7)

Marvin L. Rich (65)                            1961         70,736(3)        62,736(3)       8,000
Of Counsel, Craft, Fridkin & Rhyne, law                      (.07%)
firm

Frank L. Salizzoni (61)                        1988        277,666(3)       274,666(3)       3,000
President and Chief Executive Officer of                     (.28%)
the Company(2)(8)

Louis W. Smith (56)                            1998          2,000            2,000            -0-
President and Chief Executive Officer,                         (0%)
Ewing Marion Kauffman Foundation, a
not-for-profit charitable
organization(2)(9)

Morton I. Sosland (74)                         1963        251,172(3)        76,384(3)     174,788
Chairman of the Board, Sosland Companies,                    (.26%)
Inc., publishers(2)


(1) As of June 1, 1999. For purposes of this disclosure, the Securities and Exchange Commission has defined "beneficial ownership" to include securities over which the individual has sole or shared investment or voting power regardless of the economic incidents of ownership. The shares reported in the table include shares held by certain family members of the directors or in trusts or custodianships for such members (directly or through nominees). The reported shares also include 8,000 shares held by a charitable foundation of which Mr. Frigon is a director; 3,000 shares held by a charitable foundation of which Mr. Salizzoni is an officer; 9,000 shares held by a charitable foundation of which Mr. Sosland is an officer and a director; and 95,792 shares held by a corporation of which Mr. Sosland is an officer and a director. The respective directors have disclaimed any beneficial ownership of those shares held by or for their family members, Mr. Frigon has disclaimed any beneficial ownership of those shares held in the name of the charitable foundation of which he is a director, Mr. Salizzoni has disclaimed any beneficial ownership of those shares held in the name of the charitable foundation of which he is an officer, and Mr. Sosland has disclaimed any beneficial ownership of those shares held in the name of the charitable foundation of which he is an officer and a director or by the corporation of which he is an officer and a director.

(2) With respect to other directorships held by the above persons in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of said Act, Mr. Baum is a director of Interstate Bakeries Corporation and JPS Packaging, Inc.; Ms. Ecton is a director of Barnes Group, Inc.
    and Vencor, Inc.; Mr. Frigon is a director of Buckeye Technologies, Inc., Dimon, Inc., Sypress Solutions, Inc. and Corporate Wings, Inc.; Mr. Hale is a director of Global Telesystems Group, Inc. and LG&E Energy Corp.; Mr. Salizzoni is a director of Orbital Sciences Corporation; Mr. Smith is a director of Western Resources, Inc. and Sprint Corporation; and Mr. Sosland is a director of Kansas City Southern Industries, Inc.

(3) Includes shares which on June 1, 1999 the specified directors had the right to purchase as of June 30, 1999 pursuant to options granted in connection with the Company's stock option plans, as follows: Mr. Baum, 23,999 shares; Mr. Bloch, 34,999 shares; Mr. Davis, 19,999 shares; Ms. Ecton, 7,999 shares; Mr. Frigon, 9,999 shares; Mr. Hale, 15,999 shares; Mr. Rich, 19,999 shares; Mr. Salizzoni, 271,666 shares; and Mr. Sosland, 7,333 shares.

(4) Mr. Davis served as a Managing Director of Axess Corporation, Newark, Delaware, from March 1991 until August 1997.

(5) Ms. Ecton has served as the Chairman, President and Chief Executive Officer of EEI Inc., Paradise Valley, Arizona, since July 1998. Ms. Ecton served as Chief Operating Officer of PETsMART, Inc., Phoenix, Arizona, from December 1996 until May 1998. She was Chairman of Business Mail Express, Inc., Malvern, Pennsylvania, from June 1995 until December 1996, and President and Chief Executive Officer of such corporation from February 1995 until December 1996.

(6) Mr. Frigon has served as the Chairman and Chief Executive Officer of CARSTAR, Inc., Overland Park, Kansas, since July 1998. He served as the interim Chairman of the Board of CompuServe Corporation from June 1996 until October 1996. He served as Executive Vice President-Corporate Development
    & Strategy and Chief Financial Officer of Hallmark Cards Incorporated, Kansas City, Missouri, a greeting card company, from January 1991 until his retirement in December 1994.

(7) Mr. Hale has served as Chairman and Chief Executive Officer of LG&E Energy Corporation, Louisville, Kentucky, since August 1990.

(8) Mr. Salizzoni has served as the Company's President and Chief Executive Officer since June 1996. He served as Chairman of the Board of CompuServe Corporation from October 1996 until January 1998. He served as President and Chief Operating Officer of USAir, Inc. and USAir Group, Inc., Pittsburgh, Pennsylvania, airline, from March 1994 until April 1996.

(9) Mr. Smith has served as President and Chief Executive Officer of the Ewing Marion Kauffman Foundation, Kansas City, Missouri, since July 1997. He served as President and Chief Operating Officer of such Foundation from July 1995 through June 1997. He served as the President of AlliedSignal, Inc., Kansas City Division, Kansas City, Missouri, a manufacturing company, from April 1990 until April 1995.

                DIRECTORS' MEETINGS, COMPENSATION AND COMMITTEES

     There were 10 meetings of the Board of Directors held during the 1999 fiscal year, and 13 meetings of the standing Board committees held during such year (including one joint committee meeting). Each of the incumbent directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the time in which he or she served as a director in such year and (2) the total number of meetings of the Board committees on which he or she served that were held during the time in which he or she served on such committees in such year.

     Directors, excluding those who are employed by the Company or its subsidiaries, receive an annual director's fee of $26,500 ($28,000 as of September 1, 1999), meeting fees of $1,700 for each Board meeting attended, committee chairman fees of $1,500 for each committee meeting that they chair, and meeting fees of $1,100 for each committee meeting attended in a capacity other than as a chairman.

     In accordance with the provisions of the H&R Block Deferred Compensation Plan for Directors, as amended, eligible non-employee directors may defer their retainers and/or meeting fees. Deferrals are placed in an account maintained by the Company for each director and such deferrals are fully vested at all times. Gains or losses are posted to each account in accordance with the participant's selection among fixed rate, variable rate and Company Common Stock investment alternatives. Payment of benefits occurs in cash upon the termination of the participant's services as a director, upon his or her death or, if he or she first became eligible to participate in the Plan at age 68 or older, upon attainment of age 75. The account balance is generally paid out in approximately equal monthly installments over a 10-year period after the occurrence of the event which results in the benefit distribution.

     Pursuant to the H&R Block Stock Plan for Non-Employee Directors, eligible non-employee directors have the opportunity to receive payment of their retainers and/or meeting fees on a deferred basis in shares of Common Stock of the Company. The retainers and/or fees are initially paid in the form of stock units. The stock units in the directors' account are fully vested at all times. Payment of the stock units must be deferred at least one year and the director shall select the date of payment, which may be upon termination of service as a director. The maximum number of shares of Common Stock that may be issued under the Stock Plan is 300,000 shares.

     The 1989 Stock Option Plan for Outside Directors, as amended, provides for the grant of stock options to directors of the Company who are not employees of the Company or any of its subsidiaries. The Plan specifies that nonqualified stock options are to be automatically granted to outside directors of the Company serving as such on June 30 of each year in which the Plan is in effect. Each stock option granted to an outside director of the Company pursuant to the Plan is for 3,000 shares of the Company's Common Stock, without par value (2,000 shares for grants prior to June 30, 1999), and the purchase price per share is equal to the last reported sale price for the Common Stock on the New York Stock Exchange on the date of grant. The maximum number of shares of Common Stock as to which options may be granted under the Plan is 300,000 shares.

     Options for 2,000 shares each, with an option price of $42.125 per share, were granted to Ms. Ecton and to Messrs. Baum, Davis, Frigon, Hale, Rich and Sosland on June 30, 1998. Subject to certain exceptions, the outstanding stock options may not be exercised until at least one year after the date of grant, and then may be exercised only in increments in any one year of up to one-third of the aggregate number of shares subject to the option. All outstanding options expire 10 years after the date of grant.

     The Company also offers to its non-employee directors free income tax return preparation services by H&R Block Premium and free business travel insurance in connection with Company-related travel.

     The standing committees of the Board include the Executive Committee, the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating Committee and the Strategy & Development Committee. Mr. Bloch, Chairman of the Board of the Company, and Mr. Salizzoni, President and Chief Executive Officer of the Company, are nonvoting ex officio members of the Finance Committee and the Strategy & Development Committee.

     The Executive Committee, whose members are Mr. Bloch (Chairman) and Messrs. Baum, Rich, Salizzoni, Smith and Sosland, held no meetings during fiscal year 1999. The primary function of the Executive Committee is to control and manage, between meetings of the Board, the property and business of the Company in all matters in which exclusive authority has not been given to the entire Board of Directors or in which specific direction has not been given by the Board.

     The Audit Committee, whose members are Ms. Ecton (Chairman) and Messrs. Hale, Rich and Smith, held five meetings during the 1999 fiscal year. The functions of the committee include, among other things, reviewing the various internal accounting controls of the Company; reviewing and approving the services and fees of the Company's independent auditors, including any non-audit services provided by them; making recommendations to the Board of Directors with respect to the employment, retention or replacement of such auditors, as well as monitoring the independence of such auditors; reviewing the scope of the annual audit; reviewing and approving the Company's internal audit plan and the appointment and replacement of the Director of Internal Audit; reviewing the Company's plans and progress with respect to Y2K systems and business process readiness; overseeing the Company's financial reporting process and related matters.

     The Compensation Committee, whose members are Mr. Davis (Chairman), Ms. Ecton and Messrs. Smith and Sosland, held three meetings during fiscal year 1999. The functions of the committee primarily include reviewing the compensation of the executive officers of the Company and its subsidiaries; recommending to the Board of Directors the salaries and any bonus or cash incentive plans for such executive officers; and administering the Company's long-term incentive compensation plans. See the Compensation Committee Report on Executive Compensation under "COMPENSATION OF EXECUTIVE OFFICERS," below.

     The Finance Committee, whose members are Messrs. Baum (Chairman), Davis, Frigon and Rich, held three meetings during the 1999 fiscal year, one of which was a joint meeting with the Strategy & Development Committee. The primary duties of the Finance Committee are to provide advice to management and the Board of Directors concerning the financial structure of the Company, the funding of the operations of the Company and its subsidiaries, and the investment of Company funds.

     The Nominating Committee, whose members are Mr. Frigon (Chairman), Mr. Davis, Ms. Ecton and Mr. Hale, held one meeting during the 1999 fiscal year. The Nominating Committee is responsible for the initiation of nominations for election as a director of the Company.

     The Strategy & Development Committee, whose members are Messrs. Hale (Chairman), Baum, Frigon and Sosland, held two meetings during the 1999 fiscal year, one of which was a joint meeting with the Finance Committee. The functions of the Strategy & Development Committee include, among other things, determining appropriate areas of business development and expansion for the Company, developing acquisition and divestiture strategies and recommending to the Board of Directors the acquisition and/or divestiture of those businesses which in the committee's judgment would best serve the interests of the Company.

                     INFORMATION REGARDING SECURITY HOLDERS

PRINCIPAL SECURITY HOLDERS

     The following table sets forth the name, address and share ownership of each person or organization known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company. Information provided is based upon Schedule 13G filings. The percentage of ownership is based upon the number of shares of the Company's Common Stock issued and outstanding as of June 1, 1999.

                                                                   SHARES        PERCENT OF
    NAME AND ADDRESS                                            BENEFICIALLY    COMMON STOCK
    OF BENEFICIAL OWNER                                            OWNED        OUTSTANDING
    -------------------                                         ------------    ------------
    Harris Associates L.P.                                       9,928,250(1)      10.17%
    Two North LaSalle Street, Suite 500
    Chicago, Illinois 60602

    FMR Corp.                                                    5,460,486(2)       5.59%
    82 Devonshire Street
    Boston, Massachusetts 02109


(1) Information as to number of shares is as of December 31, 1998, and is furnished in reliance on the Schedule 13G of Harris Associates L.P., an investment advisor. The Schedule 13G indicates that such number of shares includes 9,928,250 shares with shared voting power, 2,217,750 shares with sole dispositive power, 7,710,500 shares with shared dispositive power and no shares with sole voting power.

(2) Information as to number of shares is as of December 31, 1998, and is furnished in reliance on the Schedule 13G of FMR Corp., a parent holding company. The Schedule 13G indicates that such number of shares includes 70,986 shares with sole voting power, 5,460,486 shares with sole dispositive power and no shares with either shared voting power or shared dispositive power. The relevant subsidiaries of FMR Corp. identified by FMR Corp. are Fidelity Management & Research Company (a registered investment adviser reporting beneficial ownership of 5,389,500 shares) and Fidelity Management Trust Company (a bank reporting beneficial ownership of 70,986 shares).

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the beneficial ownership of Common Stock of the Company of those executive officers of the Company listed in the Summary Compensation Table, below, under "COMPENSATION OF EXECUTIVE OFFICERS," who are not directors of the Company, as well as the beneficial ownership of Common Stock of all directors and executive officers of the Company as a group as of June 1, 1999. Information regarding individual directors is contained in the table above, under "ELECTION OF DIRECTORS." No directors or executive officers of the Company own any shares of Preferred Stock of the Company.

                                                                 SHARES
                                                              BENEFICIALLY        PERCENT OF
    NAME OF BENEFICIAL OWNER                                     OWNED              CLASS
    ------------------------                                  ------------        ----------
    Mark A. Ernst                                                 45,000(1)          .05%
    Robert E. Dubrish                                             28,000(2)          .03%
    Thomas L. Zimmerman                                           90,200(2)          .09%
    Ozzie Wenich                                                  81,420(2)          .08%
    All directors and officers as a group (24 persons)         5,000,473(3)(4)      5.09%


(1) Includes 36,000 restricted shares granted to Mr. Ernst on September 1, 1998. Mr. Ernst has sole voting and investment powers with respect to all shares beneficially owned by him.

(2) Includes shares which the specified officers had the right to purchase as of June 30, 1999 pursuant to options granted in connection with the Company's 1984 Long-Term Executive Compensation Plan or its 1993 Long-Term Executive Compensation Plan, as follows: Mr. Dubrish, 28,000 shares; Mr. Wenich, 62,750 shares; and Mr. Zimmerman, 89,200 shares. All shares shown as beneficially owned by Messrs. Dubrish, Wenich and Zimmerman are considered to be held with sole voting and investment powers.

(3) Includes shares held by certain family members of such directors and officers or in trusts or custodianships for such members (directly or through nominees). Also includes 686,258 shares which such directors and officers have the right to purchase as of June 30, 1999 pursuant to options granted in connection with the Company's stock option plans.

(4) Includes 4,667,285 shares held with sole voting and investment powers and 333,188 shares held with shared voting and investment powers.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth for the year ended April 30, 1999, and the two previous fiscal years, the annual, long-term and other compensation paid to the Company's Chief Executive Officer serving as such at the end of such year, and to each of the four highest paid executive officers of the Company (other than the Chief Executive Officer) who was serving as an executive officer of the Company at the end of such year.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                                                          --------------------------------------
                                            ANNUAL COMPENSATION                       AWARDS           PAY-OUTS
                                  --------------------------------------- --------------------------- ----------
                                                                            RESTRICTED    SECURITIES                   ALL
                                                            OTHER ANNUAL      STOCK       UNDERLYING     LTIP         OTHER
NAME AND PRINCIPAL        FISCAL                            COMPENSATION     AWARD(S)      OPTIONS     PAY-OUTS   COMPENSATION
POSITION                   YEAR    SALARY ($)   BONUS ($)       ($)            ($)          (#)(1)       ($)           ($)
--------------------------------------------------------------------------------------------------------------------------------
 Frank L. Salizzoni        1999     566,667      575,000           0              0         75,000        0        99,635(5)
 President and Chief       1998     565,833      469,775      10,064(3)           0         90,000        0        98,025(5)
 Executive Officer(2)      1997     427,269      253,500      84,035(3)     178,750(4)     250,000        0        49,363(5)
--------------------------------------------------------------------------------------------------------------------------------
 Mark A. Ernst             1999     266,667      351,840     129,919(7)   1,417,500(8)     150,000        0           404(9)
 Executive Vice            1998           0            0           0              0              0        0             0
 President                 1997           0            0           0              0              0        0             0
 and Chief Operating
 Officer (6)
--------------------------------------------------------------------------------------------------------------------------------
 Robert E. Dubrish         1999     291,445      264,600           0              0         24,000        0        29,542(11)
 President and Chief       1998     242,070      240,800           0              0         30,000        0         5,321(11)
 Executive Officer,        1997           0            0           0              0              0        0             0
 Option One Mortgage
 Corporation (10)
--------------------------------------------------------------------------------------------------------------------------------
 Thomas L. Zimmerman       1999     281,667      188,214          40              0         36,000        0        22,746(14)
 President, H&R Block      1998     266,667      157,988          40              0         45,000        0        15,348(14)
 Tax Services, Inc.(12)    1997     248,467      109,531          40        103,500(13)     30,000        0        13,802(14)
--------------------------------------------------------------------------------------------------------------------------------
 Ozzie Wenich              1999     256,000      177,804          40              0         21,000        0        20,584(16)
 Senior Vice President     1998     240,057      154,750          40              0         30,000        0        12,522(16)
 and Chief Financial       1997     173,000       72,230          40        103,500(13)     15,000        0        10,085(16)
Officer (15)

NOTES TO SUMMARY COMPENSATION TABLE:

(1) Stock options were granted pursuant to the Company's 1984 Long-Term Executive Compensation Plan, its 1993 Long-Term Executive Compensation Plan, or the 1989 Stock Option Plan for Outside Directors.

(2) Mr. Salizzoni was elected President and Chief Executive Officer of the Company effective June 19, 1996.

(3) For the fiscal year 1998, this figure includes payments by the Company of $9,289 for fees incurred by Mr. Salizzoni for personal income tax return preparation and tax consultation services, as well as amounts reimbursed for the payment of taxes incurred by him in connection with the Company's payment of such fees, and the payment of $775 by the Company for a doctor's physical exam of Mr. Salizzoni. For the fiscal year 1997, the figure represents payment of certain relocation-related expenses and the reimbursement in such year for the payment of taxes incurred in connection with the payment of such relocation-related expenses.

(4) Represents the dollar value of performance units awarded as of October 11, 1996, calculated by multiplying $27.50, the fair market value of a share of the Company's Common Stock on October 11, 1996, the date that the award was granted, by 6,500, the number of performance units awarded. As of April 30, 1999, Mr. Salizzoni held 6,500 performance units with a fair market value of $317,078 at that time. Dividends are not paid with respect to the performance units, but, in determining the actual value of a performance unit at the end of the three-year performance period (based upon a comparison of cumulative total shareholder return on the Company's stock during such period to the cumulative total return of the Standard & Poor's 500 Stock Index during such period), it is assumed that dividends are reinvested.

(5) Includes Company matching contributions under the Company's deferred compensation plan for executives ("DCP") in fiscal years 1999, 1998 and 1997 of $78,930, $90,417 and $29,167, respectively; the $1,985 (1999),
     $2,137 (1998) and $5,471 (1997) dollar value of "above-market" amounts earned on deferred compensation under the DCP; Company matching contributions under the Company's 401(k) savings plan in fiscal years 1999 and 1998 of $1,330 and $1,844, respectively; contributions under the Company's profit-sharing plan in fiscal year 1999 of $9,600; the $4,689 in insurance premiums paid by the Company in fiscal year 1999 with respect to term life insurance maintained for the benefit of Mr. Salizzoni; and the $3,101 (1999), $3,627 (1998) and $1,125 (1997) economic value of the death benefit provided by the Company's Executive Survivor Plan ("ESP"). The imputed income reported from the ESP represents the portion of the premium paid by the Company pursuant to the ESP that is attributable to term life insurance coverage for the executive officer. The ESP provides only an insurance benefit with no cash compensation element to the executive officer. Additionally, the figure for fiscal year 1997 includes $13,600 in director fees paid by the Company before Mr. Salizzoni became an officer of the Company.

(6) Mr. Ernst was elected Executive Vice President and Chief Operating Officer of the Company effective September 1, 1998.

(7) Includes the $129,901 payment by the Company of certain relocation-related expenses and the reimbursement in such year for the payment of taxes incurred in connection with the payment of such expenses.

(8) Represents the dollar value of 36,000 shares of restricted Common Stock of the Company granted to Mr. Ernst on September 1, 1998, calculated by multiplying $39.375, the fair market value of a share of Common Stock on the date of the award, by the number of shares awarded. As of April 30, 1999, Mr. Ernst's restricted shares had a fair market value of $1,756,127. Mr. Ernst earned dividends totaling $27,000 on the restricted stock during fiscal year 1999.

(9) For the fiscal year 1999, this figure includes the Company's matching contributions under the Company's 401(k) savings plan of $225 and the $179 in insurance premiums paid by the Company with respect to term life insurance maintained for the benefit of Mr. Ernst.

(10) Mr. Dubrish commenced employment with the Company as President and Chief Executive Officer of Option One Mortgage Corporation ("Option One") on June 17, 1997, the date on which the Company acquired Option One.

(11) This figure includes Company matching contributions under the DCP of $24,156 (1999) and $2,357 (1998); Company matching contributions under the Option One 401(k) savings plan in fiscal years 1999 and 1998 of $4,800 and $2,823, respectively; and the $586 (1999) and $141 (1998) economic value of the death benefit provided by the Company's ESP.

(12) Mr. Zimmerman was elected President of H&R Block Tax Services, Inc. effective June 1, 1996. He served as Executive Vice President, Field Operations, of H&R Block Tax Services, Inc., from May 1, 1994 until May 31, 1996.

(13) Represents the dollar value of performance units awarded as of June 18, 1996, calculated by multiplying $34.50, the fair market value of a share of the Company's Common Stock on June 18, 1996, the date that the award was granted, by 3,000, the number of performance units awarded. Based upon the comparison of cumulative total shareholder return on the Company's Common Stock during the three-year performance period ended April 30, 1999 to the cumulative total return of the S&P 500 Stock Index during such period, the 3,000 performance units held by each of Mr. Zimmerman and Mr. Wenich had no value as of such date and no payout was made with respect to such units.

(14) Includes contributions under the Company's profit-sharing plan in fiscal years 1999, 1998 and 1997 of $9,600, $7,500, and $8,250, respectively;
     Company matching contributions under the Company's 401(k) savings plan in each of fiscal years 1999, 1998 and 1997 of $1,310, $2,722, and $2,250, respectively; the $522 in insurance premiums paid by the Company with respect to term life insurance maintained for the benefit of Mr. Zimmerman; Company matching contributions under the DCP of $5,938 for the 1999 fiscal year; the $4,760 (1999), $5,126 (1998), and $3,302 (1997) dollar value of
     "above-market" amounts earned on deferred compensation under the DCP; and the $617 economic value of the death benefit provided by the Company's ESP.

(15) Mr. Wenich was elected Senior Vice President and Chief Financial Officer of the Company effective June 18, 1997, and served as Treasurer from June 18, 1997 through December 11, 1997. Mr. Wenich also served as President, H&R Block International from June 1, 1996 until May 20, 1998.

(16) Includes contributions under the Company's profit-sharing plan in fiscal years 1999, 1998 and 1997 of $9,600, $7,420, and $6,958, respectively;
     Company matching contributions under the Company's 401(k) savings plan in fiscal years 1999, 1998 and 1997 of $2,248, $2,746, and $2,227, respectively; Company contributions under the Company's DCP or supplemental DCP of $80 in fiscal year 1997 to negate the effect of the deferral of income on his profit sharing contribution in such years; Company matching contributions under the DCP of $5,396 for the 1999 fiscal year; the $1,157
     (1999) and $1,246 (1998) dollar value of "above-market" amounts earned on deferred compensation under the DCP; the $1,200 in insurance premiums paid by the Company with respect to term life insurance maintained for the benefit of Mr. Wenich; and the $983 (1999), $1,100 (1998), and $820 (1997)
     economic value of the death benefit provided by the Company's ESP.

STOCK OPTION GRANT TABLE

     The following table summarizes options to purchase the Company's Common Stock granted during the fiscal year ended April 30, 1999 to the executive officers named in the Summary Compensation Table, above (the "Named Officers"):

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE VALUE
                                                                                                 AT ASSUMED ANNUAL RATES
                                                                                               OF STOCK PRICE APPRECIATION
                                                     INDIVIDUAL GRANTS                              FOR OPTION TERM(1)
                              --------------------------------------------------------------- ------------------------------
                                                 % OF TOTAL
                                  NUMBER OF        OPTIONS
                                 SECURITIES      GRANTED TO
                                 UNDERLYING       EMPLOYEES
                                   OPTIONS        IN FISCAL       EXERCISE       EXPIRATION
            NAME               GRANTED (#)(2)       YEAR        PRICE ($/SH)        DATE          5% ($)         10% ($)
---------------------------------------------------------------------------------------------------------------------------------
  Frank.L. Salizzoni...........     75,000          1.82%         $42.125         06/30/08      $2,244,228     $5,854,691
  Mark A. Ernst................    150,000          3.63%         $40.125         09/01/08      $4,275,355    $11,153,446
  Robert E. Dubrish............     24,000          0.58%         $42.125         06/30/08      $  718,153     $1,873,501
  Thomas L. Zimmerman..........     36,000          0.87%         $42.125         06/30/08      $1,077,230     $2,810,251
  Ozzie.Wenich.................     21,000          0.51%         $42.125         06/30/08      $  628,384     $1,639,313

NOTES:

(1) The amounts shown as potential realizable values on the options identified in the table are based on arbitrarily assumed annualized rates of appreciation in the price of the Company's Common Stock of five percent and ten percent over the term of the options, as set forth in the rules of the Securities and Exchange Commission relating to proxy disclosure. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock. There can be no assurance that the potential realizable values reflected in this table will be achieved.

(2) Stock option grants consisted of nonqualified stock options, incentive stock options or a combination of the two types of options. No stock appreciation rights were granted during fiscal year 1999. Options were granted under the 1993 Long-Term Executive Compensation Plan. The exercise price for each option is the fair market value of a share of Common Stock on the date of grant. Options granted to the Named Officers become exercisable one year after the date of grant, at which time they are exercisable on a cumulative basis at a maximum annual rate of 33 1/3% of the total number of shares subject to the option. The stock options become fully exercisable (a) at any time after the Named Officer reaches retirement age, retires and more than one year has elapsed since the date of grant, or (b) upon a change in control of the Company not less than six months after the date of grant. The Named Officer must be employed by the Company or one of its subsidiary corporations at the time of exercise, except that the exercise of the options may take place for limited time periods after the termination of employment in the event of death, retirement, disability or termination without cause. All options expire ten years after the date of grant.

OPTION EXERCISES AND FISCAL YEAR END VALUES

     The following table summarizes the value realized on the exercise of options during the fiscal year ended April 30, 1999 and presents the value of unexercised options as of such date for the Named Officers. The value of unexercised in-the-money options at fiscal year end is determined by subtracting the exercise price for such options from the fair market value of the shares subject to the options as of fiscal year end.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                                         NUMBER OF
                                                                         SECURITIES
                                                                         UNDERLYING            VALUE OF UNEXERCISED
                                                                    UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS AT
                                                                       AT FY-END (#)                FY-END ($)
                                    SHARES                       -------------------------- ---------------------------
                                  ACQUIRED ON        VALUE            EXERCISABLE (E)/           EXERCISABLE (E)/
NAME                             EXERCISE (#)     REALIZED ($)       UNEXERCISABLE (U)           UNEXERCISABLE (U)
-----------------------------------------------------------------------------------------------------------------------
  Frank L. Salizzoni                     0                0              216,666(E)                 4,419,851(E)
                                                                         218,334(U)                 3,260,140(U)
-----------------------------------------------------------------------------------------------------------------------
  Mark A. Ernst                          0                0                    0(E)                         0(E)
                                                                         150,000(U)                 1,298,445(U)
-----------------------------------------------------------------------------------------------------------------------
  Robert E. Dubrish                      0                0               10,000(E)                   165,313(E)
                                                                          44,000(U)                   490,377(U)
-----------------------------------------------------------------------------------------------------------------------
  Thomas L. Zimmerman                1,000           28,406               52,200(E)                   315,323(E)
                                                                          76,000(U)                   895,879(U)
-----------------------------------------------------------------------------------------------------------------------
  Ozzie Wenich                           0                0               40,750(E)                   607,932(E)
                                                                          46,000(U)                   550,565(U)

EMPLOYMENT AGREEMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Frank L. Salizzoni is subject to an Employment Agreement dated October 11, 1996 with HRB Management, Inc., an indirect subsidiary of the Company, which provides for an annual renewal unless notice of non-renewal is delivered within 45 days prior to the anniversary date. The Agreement provided for a base salary of $500,000 for the first year and for additional salary not to exceed $150,000 on an annual basis. After the first year, base salary, any additional salary and incentive bonus compensation are to be determined by the Compensation Committee. The Agreement provides that it may be terminated by the Company for "cause" and by Mr. Salizzoni for "good reason," in each case as defined in the Agreement. "Good reason" is defined to include a change in control. If the Agreement is terminated by the Company without "cause" or by Mr. Salizzoni with "good reason," the Company is obligated to continue to pay Mr. Salizzoni's salary and bonuses and provide all other benefits for a period of two years following such termination. In addition, all outstanding stock options are to vest and be exercisable for such two-year period.

     Mark A. Ernst is subject to an Employment Agreement with HRB Management, Inc., dated July 16, 1998, whereby effective September 1, 1998 he was employed as the Executive Vice President and Chief Operating Officer of the Company. The Agreement provides for a base salary of $400,000 for his first year of employment and for participation in the Company's 1999 fiscal year Short-Term Incentive Plan, with a target award of $240,000 and any actual award payment as prorated by the number of months he is actually employed by the Company. After the first year, base salary, any additional salary and incentive bonus compensation are to be determined by the Compensation Committee. The Agreement provides that it may be terminated by either party upon 45 days' prior written notice, by the Company for "cause" and by Mr. Ernst for "good reason," in each case as defined in the Agreement. "Good reason" is defined to include a change in control. If the Agreement is terminated by the Company without "cause" or by Mr. Ernst with "good reason," the Company is obligated to continue to pay Mr. Ernst's salary and bonuses and provide all other benefits for a period of two years following such termination. In addition, all outstanding stock options become fully vested and are exercisable for a three-month period, and any restrictions upon stock held by Mr. Ernst are lifted and such stock becomes fully vested upon the date of termination.

     Stock option agreements entered into on or after June 30, 1996, between the Company and the recipients of incremental stock options granted pursuant to the 1993 Long-Term Executive Compensation Plan contain provisions that accelerate the vesting of options held more than six months in the event of certain changes in control. For purposes of such agreements, changes in control include (i) the purchase or other acquisition by a person, entity or group of persons of beneficial ownership of 20% or more of the Company's voting securities, (ii) the turnover of more than a majority of the directors on the Board of Directors as a result of a proxy contest or series of contests, or (iii) approval by the Company's shareholders of (A) a reorganization or consolidation such that the shareholders immediately prior to the reorganization or consolidation do not, immediately after such reorganization or consolidation, own more than 50% of the voting securities of the reorganized or consolidated organization, or (B) a liquidation or dissolution of the Company, or (C) the sale of all or substantially all of the assets of the Company. Agreements entered into prior to January 31, 1998, expressly stated that any sale, distribution or other disposition by the Company of all or substantially all of the common stock or assets of CompuServe Corporation held by the Company would not constitute a change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following non-employee directors serve on the Compensation Committee of the Company's Board of Directors: Robert E. Davis, Donna R. Ecton, Louis W. Smith and Morton I. Sosland. No directors on the Compensation Committee (a) are or have been officers or employees of the Company or any of its subsidiaries, or
(b) had any relationships requiring disclosure in the proxy statement.

PERFORMANCE GRAPH

     The graph on the following page sets forth for the five-year period ended April 30, 1999, the cumulative total shareholder return to the Company's shareholders, as well as the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of the Standard & Poor's Service (Commercial & Consumer) Index, the published industry index to which the Company is currently assigned by Standard & Poor's. The performance graph assumes that $100 was invested at the market close on April 30, 1994 and that dividends were reinvested. The data for the graph was furnished by Standard & Poor's Compustat Custom Business Unit, a division of The McGraw-Hill Companies. The Company has been advised that the Standard & Poor's Service (Commercial & Consumer) Group consists of 30 corporations, including the Company.

                          TOTAL RETURN TO SHAREHOLDERS

                                              BASE                 INDEXED RETURNS
                                             PERIOD                  YEARS ENDING
                                             ------   ------------------------------------------
COMPANY/INDEX                                APR94    APR95    APR96    APR97    APR98    APR99
-------------                                ------   ------   ------   ------   ------   ------
H&R BLOCK INC                                 100     102.08    88.26    83.55   118.93   129.96
S&P 500 INDEX                                 100     117.47   152.96   191.40   270.00   328.92
SERVICE (COMML & CONSUMER)-500                100     110.67   139.14   142.47   169.44   131.73

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes in ownership of the Company's Common Stock. To the best of the Company's knowledge, all required reports were filed on time, except for one Securities and Exchange Commission Form 4, Statement of Changes to Beneficial Ownership of Securities, for Ms. Kristine K. Rodgers, former Vice President, Business Development of the Company. The transaction consisted of the purchase in November 1998 of shares of the Company's stock pursuant to the exercise of options held by Ms. Rodgers and the immediate sale of such stock, which transaction was reported on the Form 4 filed by Ms. Rodgers for the month of January 1999.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     COMPENSATION PHILOSOPHY

     The Company continues to be strongly committed to maximizing shareholder value through consistent growth and profitability. Superior performance by the executive officers and management team of the Company and its subsidiary corporations is an essential element to reaching that goal. As such, it is the philosophy of the Company to ensure that executive compensation is directly linked to sustained improvements in corporate performance and increases in shareholder value as measured by the Company's stock price and dividend history. It is the Compensation Committee's responsibility to review the Company's executive compensation program and policies each year and to recommend to the non-employee members of the Board of Directors the compensation of the Company's executive officers. The objectives that serve as guidelines for the Compensation Committee in connection with compensation decisions are as follows:

     - Provide a competitive total compensation program that enables the Company and its subsidiary corporations to attract and retain the key executives needed to accomplish the Company's goals.

     - Integrate executive compensation programs with the Company's annual and long-term business objectives and focus executive behavior on the fulfillment of those objectives.

     - Provide variable compensation opportunities that are directly related to the performance of the Company and that align executive compensation with the interests of the Company's shareholders.

     COMPENSATION PROGRAM

     The Company's executive compensation program has been designed to ensure that pay levels and incentive opportunities for executives are competitive and reflect the performance of both the individual executive and the Company. In designing compensation programs for executives and determining executive officer salaries, the Committee takes into consideration information provided by compensation consultants and surveys with respect to compensation paid to executives holding positions with similar responsibilities in organizations of comparable size. The components of the compensation program for executives are described below.

     BASE SALARY. Base salaries are determined by reference to an individual's salary grade and corresponding salary range. Several factors are considered in determining the appropriate salary grade for a particular officer, including level of responsibility, prior experience and accomplishments and the relative importance of the job in terms of achieving corporate objectives. Among the factors considered in determining the appropriate salary within a particular salary range are the experience and performance of the executive. The individual salaries of executive officers are reviewed annually by the Committee.

     SHORT-TERM INCENTIVE COMPENSATION. The Company's short-term incentive program consists of two parts, incentive compensation under the H&R Block Short-Term Incentive Plan based upon objective, performance-based criteria, and discretionary incentive compensation. The heavier emphasis (80% of targeted incentive compensation) is placed upon the objective, performance-based incentive compensation.

     The H&R Block Short-Term Incentive Plan, adopted by the Board of Directors in June 1996 and approved by the Company's shareholders in September 1996, is designed to specifically relate executive pay to Company performance. Cash bonuses under such Plan provide financial rewards solely for the achievement of substantive business results. Under the Short-Term Incentive Plan, the Committee establishes performance goals for the Company and the subsidiaries and divisions thereof, as well as competitive target bonus awards for the participants. The Committee specifies the performance goals applicable to each participant and the portion of the target award to which each performance goal applies.

     Bonuses under the Plan are paid after the end of a fiscal year only if the Company (or a subsidiary or division of the Company) has met the performance goal, or performance goals, established by the Compensation Committee for such fiscal year and only if the executive remained in the employ of the Company or one of its subsidiary corporations at the end of such year. The Committee must first review and approve the payout of each bonus. The primary factors upon which bonus compensation was dependent for fiscal year 1999 under the Short-Term Incentive Plan was the degree to which budgeted fiscal year pretax profits were attained by the Company, on a consolidated basis (at least 25% of each participant's targeted short-term incentive compensation) and, where applicable, by an operating subsidiary of the Company (40% of the targeted short-term incentive compensation of participants employed by an operating subsidiary). A portion of each participant's short-term incentive compensation was also dependent on the attainment of specified revenue goals of the Company or a subsidiary of the Company.

     Under the Short-Term Incentive Plan, participants can earn more than the target award (up to 200%) if actual results exceed the performance targets.

     For fiscal year 1999, the Compensation Committee determined that a portion of overall short-term incentive compensation should be based upon discretionary criteria. As such, executive officers were eligible to receive discretionary incentive compensation outside of the Short-Term Incentive Plan. Twenty percent of the executive's overall targeted short-term incentive compensation related to the performance of the executive's department or business unit (10%) and to individual performance (10%), as assessed by senior management of the Company (with actual discretionary incentive payouts for executive officers subject to Compensation Committee approval). With respect to departmental performance, all members of the department received the same percentage payout. Actual incentive payouts under the discretionary plan could be from 0% to 200% of the target award.

     DEFERRED COMPENSATION. The Company offers to its executive officers and to key employees of its subsidiaries a deferred compensation plan designed to enhance the participants' financial security upon retirement. During fiscal year 1999, the Company's supplemental deferred compensation plan was merged into the primary plan. Subject to annual deferral limits, the combined plan now offers participants the opportunity to defer an aggregate of $1 million of base salary during the time of his or her participation in the plan. On an annual basis, the Company contributes $.25 (reduced from $.50 in prior years) for each dollar of salary or bonus deferred (up to a maximum of 25% of salary and 25% of bonus in that year) and vesting in such Company contributions is based on the length of employment with the Company following the commencement of participation in the plan. Gains or losses are posted to a participant's account in accordance with his or her election of a fixed rate, variable rate and/or Company stock investment option. The plan is unfunded and benefits are paid upon termination of employment, except in cases of disability or hardship.

     STOCK OPTIONS. The Company encourages stock ownership by executive officers of the Company, but has not established target levels for equity holdings by executives. Long-term incentive awards which are tied to the Company's Common Stock, such as stock options, are designed to encourage stock ownership. Stock options provide incentive to executives by giving them a strong economic interest in maximizing stock price appreciation, thereby better aligning their interests with those of the Company's shareholders. Under the Company's 1993 Long-Term Executive Compensation Plan, option exercise prices are set at 100% of the fair market value of the stock on the date of grant and the options generally expire after 10 years. Options granted to executive officers in fiscal year 1999 provide that they are not exercisable until one year after the date of grant, at which time, they become exercisable on a cumulative basis at a maximum annual rate of one-third of the total number of shares subject to the option. The Committee believes that awards containing such vesting provisions encourage executive officers to remain with the Company over a period of years. The grant of options to executive officers of the Company is discretionary with the Compensation Committee and the Committee has generally awarded stock options on an annual basis. The number of shares subject to any stock option grant is determined by an analysis of the executive's level of responsibility and prior year's performance. Due to the increase in the number of executives and key employees in recent years through acquisitions and otherwise, the Committee in most cases reduced the number of shares subject to each incumbent executive's stock option granted in fiscal year 1999 (compared to the prior year). The Compensation Committee believes that stock options have been effective in attracting, retaining and rewarding executives and key employees of the Company and its subsidiary corporations over the years.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The salary, short-term incentive compensation and long-term incentive compensation of the Chief Executive Officer are determined by the Committee substantially in conformity with the policies described above for all other executives of the Company.

     Frank L. Salizzoni became President and Chief Executive Officer of the Company in June 1996. His initial compensation in 1996 was determined by negotiation with Mr. Salizzoni and he is a party to an employment agreement with a subsidiary of the Company as a result of such negotiations. As a part of its annual review of executive compensation in June 1998, Mr. Salizzoni's annual base salary was increased from $550,000 to $575,000, effective September 1, 1998, in recognition of his and the Company's performance for the fiscal year ended April 30, 1998.

     As Chief Executive Officer of the Company, Mr. Salizzoni has responsibility for the general and active management of the business of the Company and its subsidiaries. Therefore, 100% of his target award for fiscal year 1999 under the Short-Term Incentive Plan ($261,625) related to the Company's achievement of its budgeted consolidated fiscal year pretax profit. Based upon the results achieved by the Company, Mr. Salizzoni was entitled to bonus compensation of $400,993 under the Short-Term Incentive Plan.

     Mr. Salizzoni was eligible to receive discretionary incentive compensation for fiscal year 1998 in addition to compensation under the Short-Term Incentive Plan. A target award of $112,125 was established for Mr. Salizzoni for the discretionary bonus and the actual cash payout was to be an amount between 0% and 200% of the target award, with the determination of such payout to be made by the Compensation Committee at its sole discretion, based upon its assessment of the individual performance of

Mr. Salizzoni during fiscal year 1999. Accordingly, the Compensation Committee determined that Mr. Salizzoni's performance during fiscal year 1999 merited a payout of $174,000, an amount equal to approximately 155% of his target award. The Committee's determination was based in part on Mr. Salizzoni's involvement in, and contributions toward, the Company's financial results for the year and its successful business acquisition and development activities during such year.

     Mr. Salizzoni was granted an option to purchase 75,000 shares of stock at an option price of $42.125 per share, the last quoted market price for the Company's Common Stock on June 30, 1998, the date of grant. Such option has a term of 10 years and vests 33 and 1/3% on each of the first three anniversary dates of the date of grant. Mr. Salizzoni had been granted a stock option to purchase 90,000 shares of stock on the previous June 30. The reduction in the number of shares subject to his fiscal year 1999 option to 75,000 was consistent with similar reductions to option grants for most executive officers for such year.

     TAX CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations relating thereto limit to $1 million the Company's federal income tax deduction for compensation paid to any one executive officer named in the Summary Compensation Table of the Company's proxy statement, subject to certain transition rules and exceptions for specified types of compensation.

     To date, Code Section 162(m) has not limited the deductibility of the Company's compensation of its executive officers under its current compensation policies. The Committee believes that it is in the Company's and shareholders' best interests to maximize tax deductibility only when practicable and consistent with the Committee's overall compensation philosophy, the needs of the Company, and shareholder interests.

                                          COMPENSATION COMMITTEE

                                          Robert E. Davis, Chairman
                                          Donna R. Ecton
                                          Louis W. Smith
                                          Morton I. Sosland


         APPROVAL OF THE 1999 STOCK OPTION PLAN FOR SEASONAL EMPLOYEES
                           (ITEM 2 ON FORM OF PROXY)

INTRODUCTION

     The Company has offered a stock option program to the seasonal employees of its income tax services business since 1969, most recently under the Third Stock Option Plan for Seasonal Employees, as amended (the "Third Plan"), which expired on December 31, 1998, except as to options then outstanding. On March 24, 1999, the Board of Directors adopted the 1999 Stock Option Plan for Seasonal Employees (the "Seasonal Plan"), subject to shareholder approval at the 1999 annual meeting. If approved by the shareholders, the Seasonal Plan will allow the Company to continue a stock option program for its seasonal tax employees.

     Like the Third Plan, the Seasonal Plan is intended to reward performance, encourage retention and instill loyalty in the seasonal tax associates who are vital to this segment of the Company's business.

The Board believes that a substantial majority of seasonal associates perceive a seasonal stock option plan as a valuable benefit, that such a plan has in fact proven to be a valuable tool in retaining such associates, and that it is important to continue such incentives. Accordingly, the Board adopted the Seasonal Plan, subject to approval by the shareholders.

MATERIAL FEATURES OF THE SEASONAL PLAN

     The material features of the Seasonal Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Seasonal Plan, the full text of which is set forth as Appendix A to this proxy statement.

     PARTICIPATION IN AND AWARDS UNDER THE SEASONAL PLAN. Options to purchase the Company's Common Stock are granted under the Seasonal Plan to "Eligible Seasonal Employees" of H&R Block Tax Services, Inc., an indirect, wholly-owned subsidiary of the Company, and of the direct and indirect, majority-owned subsidiaries of H&R Block Tax Services, Inc. (H&R Block Tax Services, Inc. and such subsidiaries are collectively referred to herein as "Tax Services"). Eligible Seasonal Employees are employees of Tax Services hired to perform jobs designated as seasonal jobs for limited periods of time during each year. Such employees must have adhered to the working hours agreed upon during the year. At the peak of the 1999 tax season, the Company employed approximately 81,250 Eligible Seasonal Employees. Officers and directors of Tax Services and the Company may not receive grants pursuant to the Seasonal Plan.

     On June 30 of each year that the Seasonal Plan is in effect, each Eligible Seasonal Employee who was employed by Tax Services either on the immediately preceding April 15 (or the next business day if it falls on a Saturday, Sunday or holiday) or for at least 100 working days during the 12-month period preceding such June 30 will receive an option to purchase shares of Common Stock of the Company as follows:

     (1) Each option granted on June 30, 1999 (subject to approval of the Seasonal Plan by the shareholders of the Company) was for one share of Common Stock for each $100 of compensation earned during the preceding 12 months, provided that such compensation was $500 or more (such provisions being the same provisions that applied to all options granted under the Third Plan);

     (2) Each option granted on June 30 of each year that the Seasonal Plan is in effect after 1999 to a participant who was granted an option on June 30, 1999, will be for one share of Common Stock for each $100 of compensation earned during the preceding 12 months, provided that such compensation is $4,000 or more; and

     (3) Each option granted on June 30 of each year that the Seasonal Plan is in effect after 1999 to a participant who was not granted an option on June 30, 1999, will be for one share of Common Stock for each $200 of compensation earned during the preceding 12 months, provided that such compensation is $4,000 or more.

If the Eligible Seasonal Employee does not earn the specified minimum compensation ($500 or $4,000, as the case may be), no option will be awarded to the Eligible Seasonal Employee. In all cases, the maximum annual grant is an option to purchase 100 shares of Common Stock.

     The purchase price per share of Common Stock under each stock option will be equal to the last reported sales price for the Common Stock on the New York Stock Exchange on the date of the grant. If the date of grant falls on a non-business day, then the stock option price will be equal to the last reported sales price on the next preceding business day on which the stock is quoted. Each option is exercisable only between the dates of September 1 through November 30 of either of the two calendar years immediately following the calendar year in which the option is granted, and then only if the optionee is an Eligible Seasonal Employee or a full-time employee of the Company or any of its subsidiaries, and if the compensation earned during the year of exercise is at least 50% of that earned during the year of the grant. An option may be exercised for less than the total number of shares covered thereby and, upon any exercise as to less than all shares covered by an option, the option terminates as to the balance of such shares.

     ADMINISTRATION OF THE SEASONAL PLAN. The Seasonal Plan is administered by the Compensation Committee of the Company's Board of Directors. The Compensation Committee has the full power and authority to administer the Seasonal Plan, to interpret the provisions of the Seasonal Plan and to adopt rules and regulations for carrying out the Seasonal Plan and written policies for implementation of the Seasonal Plan. A majority of the Compensation Committee members constitutes a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, are valid acts of the Compensation Committee.

     OPTIONS GRANTED OR TO BE GRANTED UNDER THE SEASONAL PLAN. No options were granted under the Seasonal Plan prior to June 30, 1999. The following table reports the options granted under the Third Plan on June 30, 1998, and options granted on June 30, 1999 under the Seasonal Plan, subject to shareholder approval of the Seasonal Plan (the numbers for the 1999 grant are estimated):

                                     SHARES SUBJECT    NUMBER OF
      DATE OF GRANT                    TO OPTIONS      OPTIONEES    OPTION PRICE
      -------------                  --------------    ---------    ------------
      June 30, 1998                    2,647,237        75,274        $42.125
      June 30, 1999                    2,959,326        78,586        $50.00

     Assuming that the Seasonal Plan is adopted by the shareholders and is not sooner terminated, stock options will automatically be awarded under the Seasonal Plan on June 30, 2000 to Eligible Seasonal Employees in accordance with the criteria set forth above under "Participation in and Awards under the Seasonal Plan." It is not possible to state the number of options to be granted to any person or group or the number of shares to be subject to any such options. No options under the Seasonal Plan have been granted to or will be granted to any executive officer, director or nominee for director of the Company. On July 19, 1999, the last reported sales price of the Company's Common Stock on the New York Stock Exchange was $57.4375 per share.

     SHARES OF COMMON STOCK ISSUABLE UNDER THE SEASONAL PLAN. The aggregate number of shares of Common Stock that may be issued under the Seasonal Plan may not exceed 6,000,000 shares, provided that such aggregate number may be adjusted for any stock split, stock dividend, recapitalization or similar transaction. Shares subject to options that expire or otherwise terminate unexercised may again be optioned by the Company during the life of the Seasonal Plan.

     NON-ALIENATION. Stock options granted pursuant to the Seasonal Plan are not assignable or transferable by the recipient, and terminate upon the recipient's death.

     ANTI-DILUTION PROTECTION. In the event a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Company's capital stock shall occur, an appropriate adjustment shall be made in (a) the number of shares of stock available for options under the Seasonal Plan and subject to outstanding options, (b) the purchase price per share for each outstanding option, and (c) the method of participation as outlined under "Participation in and Awards under the Seasonal Plan," provided that no adjustment shall be made to the methods of participation in the event of a stock dividend or stock split. Any adjustment to the Seasonal

Plan shall be made by the Board of Directors and, when so made, shall be effective and binding for all purposes of the Seasonal Plan and of all options then outstanding.

     TERMINATION OR AMENDMENT OF THE SEASONAL PLAN. The Board of Directors of the Company has the right to amend, modify, supplement, suspend or terminate the Seasonal Plan, provided that no amendment, supplement, modification, suspension or termination in any manner affects any stock options theretofore granted thereunder without the consent of the recipient thereof. The Seasonal Plan may not be amended to (i) increase the aggregate number of shares of Common Stock that may be issued (unless such increase is a result of a change in the capital structure of the Company), (ii) change the termination date, or (iii) delete or amend the provisions in the Seasonal Plan relating to the establishment of the stock option price without the prior approval of the holders of a majority of the outstanding shares of Common Stock represented at a meeting of shareholders. If the Seasonal Plan is approved by the shareholders, stock options may be granted in accordance with the terms thereof until December 31, 2002, on which date the Seasonal Plan will terminate except as to stock options then outstanding, which stock options shall remain in effect until they have expired according to their terms.

FEDERAL INCOME TAX CONSEQUENCES. The federal income tax consequences of the Seasonal Plan and the options granted thereunder are as described below. The following information is not a definitive explanation of the tax consequences of the options. Recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the options, and the ownership and disposition of the underlying securities.

     The recipient of a stock option under the Seasonal Plan is not deemed to have received any income at the time the option is granted; however, the recipient will recognize taxable ordinary income in the year any part of the option is exercised in an amount equal to the excess of the fair market value of the shares on the exercise date over the option price of the shares. The Company generally will be entitled to a deduction for purposes of determining its corporate income tax obligations in an amount equal to the total amount of ordinary income recognized by the optionee. Upon disposition of the shares by the seasonal employee, the optionee will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the optionee as ordinary income.

EFFECTIVE DATE. The Seasonal Plan shall be effective as of June 30, 1999 (with the grant of options on that date), subject to its approval by the shareholders of the Company. If the Seasonal Plan is not approved by the shareholders, no option will have been granted as of June 30, 1999, to any seasonal employee.

VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote on this proposal at the annual meeting of shareholders will constitute approval of the Seasonal Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS "FOR" THIS PROPOSAL.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE 1999 STOCK OPTION PLAN FOR SEASONAL EMPLOYEES, AND PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

          AMENDMENT TO THE 1993 LONG-TERM EXECUTIVE COMPENSATION PLAN
                           (ITEM 3 ON FORM OF PROXY)

INTRODUCTION

     The 1993 Long-Term Executive Compensation Plan became effective upon approval by the shareholders at their 1993 annual meeting. The Board of Directors amended the Plan in December 1995 and again in June 1997, and the Plan, as so amended, was approved by the shareholders at their 1997 annual meeting (said Plan, as so amended, shall hereafter be referred to as the "1993 Plan"). The Board believes that the 1993 Plan, and its predecessor, the 1984 Long-Term Executive Compensation Plan, have been effective in attracting executives and key employees to the Company and its subsidiaries and in providing long-term incentives and rewards to those executives and key employees responsible for the continued growth of the Company. The Board also considers the awards granted under the 1993 Plan to be an effective incentive in attracting and negotiating with those members of entities recently acquired by the Company. The Board further believes that the stock options, incentive stock options and other awards granted under the 1993 Plan have provided an incentive that aligns the economic interests of management and other key employees with those of the Company's shareholders. The Board continues to believe that it is in the Company's best interest to utilize these types of awards as an integral part of its compensation programs and acquisition packages, and considers these programs to be key contributors to the ongoing success of the Company.

     Of the 7,000,000 shares of Common Stock currently authorized for use under the 1993 Plan, 2,854,133 shares were available for awards as of April 30, 1999. Options for a total of 939,640 shares of Common Stock were granted as of June 30, 1999, and the Company has agreed to issue stock options over the next two years to purchase up to 1,200,000 shares of Common Stock under the 1993 Plan in connection with the agreement to purchase substantially all of the non-attest assets of McGladrey & Pullen, LLP, an accounting firm. After these commitments, 714,493 shares will be available under the 1993 Plan for awards to be granted prior to the termination of the 1993 Plan in September 2003. The Board of Directors believes that an increase by 6,000,000 in the number of shares of Common Stock authorized for issuance pursuant to awards under the 1993 Plan is necessary to continue the 1993 Plan in future years. Accordingly, the Board of Directors adopted the proposed amendment, and the following resolution will be presented at the annual meeting of shareholders:

          "RESOLVED, That this Company's 1993 Long-Term Executive Compensation Plan, as previously amended, be further amended by deleting the number 7,000,000 in Section 6 and replacing it with the number 13,000,000, such that, following the amendment, the total number of shares of Common Stock issuable under such Plan may not at any time exceed 13,000,000 shares, subject to adjustment as provided in the Plan."

MATERIAL FEATURES OF THE 1993 PLAN

     The material features of the 1993 Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the 1993 Plan, as it is proposed to be amended, the full text of which is set forth as Appendix B to this proxy statement.

     ADMINISTRATION. The 1993 Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). All members of the Committee are non-employee directors of the Company and such members are not eligible to participate in the 1993 Plan. The Committee has the authority to determine, within the limits of the express provisions of the 1993 Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. The Committee may delegate to the Chief Executive Officer of the Company the authority to make such determinations, provided that any authority so delegated may not apply to awards to executive officers of the Company and may be exercised only in accordance with the 1993 Plan and any guidelines, rules and limitations as the Committee may prescribe.

     TYPES OF AWARDS. Awards under the 1993 Plan may include shares of Common Stock of the Company ("Common Stock"), restricted shares of Common Stock ("Restricted Shares"), nonqualified stock options, incentive stock options ("ISOs"), stock appreciation rights ("SARs"), performance shares, performance units, as well as other types of awards that the Committee in its discretion may determine are consistent with the objectives and limitations of the 1993 Plan. Restricted Shares are shares of Common Stock issued to a recipient subject to such terms and conditions, including, without limitation, forfeiture or resale to the Company, and to such restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance. An SAR is the right to receive cash, Common Stock, or both based on the increase in the market value of the shares of Common Stock covered by such SAR from the initial date of the performance period for such SAR to the date of exercise. A "performance share" is the right to receive, upon satisfying designated performance goals within a performance period, cash, Common Stock or both, based on the market value of shares of Common Stock covered by such performance shares at the close of the performance period. A "performance unit" is the right to receive cash, Common Stock or both upon satisfying designated performance goals within a performance period.

     The Committee may determine that all or a portion of an award may be deferred, that it may be vested at such times and upon such terms as the Committee may select, or that a recipient must be an employee at the time the award is paid or exercised. An employee may be granted multiple awards in any one calendar year, provided that the aggregate number of shares of Common Stock subject to such awards may not exceed 350,000. The 1993 Plan provides that ISOs may be granted to a recipient during a calendar year only if the aggregate fair market value (determined as of the time an ISO is granted) of Common Stock with respect to which ISOs are exercisable for the first time by such recipient during any calendar year under the 1993 Plan and any other "incentive stock option plans" maintained by the Company does not exceed $100,000. No ISO is exercisable later than ten years after the date it is granted.

     Neither the Company nor any subsidiary may receive any consideration from the recipient of an award at the time that the award is granted.

     ELIGIBLE EMPLOYEES. The Committee may grant awards to any employee of the Company or any of its direct or indirect subsidiaries. The highest number of persons employed by subsidiaries of the Company during the fiscal year ended April 30, 1999, including seasonal employees, was approximately 86,500. Since awards under the 1993 Plan have not been made to seasonal employees in the past, it is estimated that the approximately 4,200 regular, full-time employees of the subsidiaries of the Company will be eligible to participate in the 1993 Plan. Such number may increase with acquisitions by the Company. No ISO may be granted to an employee who owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company.

     AWARDS GRANTED UNDER THE 1993 PLAN. The Committee and the Board of Directors approved the grant of stock options as of June 30, 1998, with an exercise price per share equal to $42.125 (the closing price on the date of grant), for the following numbers of shares of Common Stock: 75,000 shares for Mr. Salizzoni; 24,000 shares for Mr. Dubrish; 36,000 shares for Mr. Zimmerman; 21,000 shares for Mr. Wenich; 219,600 shares for all executive officers as a group and 819,445 shares for all employees as a group (excluding executive officers). On September 1, 1998, Mr. Ernst was awarded (1) stock options to purchase 150,000 shares of Common Stock with an exercise price of $40.125 and
(2) 36,000 Restricted

Shares in connection with the commencement of his employment.

     During the 1999 fiscal year, the Committee and/or the Board of Directors approved the grant of stock options to employees of the Company's subsidiaries which acquired the stock or assets of accounting firms and related entities, such employees having previously been employees of the acquired entities. Options were also granted during such year to a limited number of employees upon the commencement of their employment. In addition, an award of 1,000 Restricted Shares was made to an executive officer of the Company in connection with the commencement of his employment on November 2, 1998. The date of the stock option grants (other than those granted on June 30, 1999), the total number of shares of Common Stock subject to the options granted, and the exercise price per share are as follows:

                                                  SHARES SUBJECT
                   DATE OF GRANT                    TO OPTIONS      OPTION PRICE
                   -------------                  --------------    ------------
                   May 15, 1998                       49,550          $42.9375
                   July 20, 1998                       9,000           $44.625
                   August 3, 1998                        900           $42.375
                   August 31, 1998                     5,000           $39.125
                   September 1, 1998                   1,500           $40.125
                   September 16, 1998                  3,000          $43.5625
                   September 30, 1998                  3,000           $41.375
                   October 16, 1998                    2,100            $44.50
                   October 21, 1998                   68,910            $43.50
                   November 2, 1998                   40,000            $44.50
                   November 3, 1998                   30,000            $44.25
                   November 16, 1998                   5,160            $45.50
                   December 2, 1998                    4,000            $44.50
                   December 15, 1998                   9,000            $42.25
                   December 31, 1998                   1,600            $45.00
                   February 26, 1999                   5,010           $45.375
                   March 1, 1999                      12,500           $47.375
                   April 16, 1999                     25,500           $50.375
                   April 19, 1999                      6,000          $51.6875

     The exact types and amounts of any future awards to be made to any eligible employees pursuant to the 1993 Plan are not presently determinable. As a result of the discretionary nature of the 1993 Plan, it is not possible to state who the participants in the 1993 Plan will be in the future or the number of options or other awards to be received by a person or group.

     Options to purchase an aggregate of 8,000 shares of Common Stock at an option price of $48.25 per share were granted under the 1993 Plan on May 3, 1999, to employees of a subsidiary of the Company that acquired the stock of an accounting firm, such employees having previously been employees of such firm. An option to purchase 15,000 shares of Common Stock at an option price of $48.125 per share was granted under the 1993 Plan on June 1, 1999, to an executive officer of the Company upon the commencement of his employment. The Committee and the Board of Directors approved the grant of stock options as of June 30, 1999, with an exercise price per share equal to $50.00 (the closing price on the date of grant), for the following numbers of shares of Common
Stock: 70,000 shares for Mr. Salizzoni; 60,000 shares for Mr. Ernst; 24,000 shares for Mr. Dubrish; 25,000 shares for Mr. Zimmerman; 10,000 shares for Mr. Wenich; 247,500 shares for all executive officers as a group and 916,640 shares for all employees as a group (excluding executive officers).

     ASSIGNABILITY. No award granted pursuant to the 1993 Plan is transferable or assignable by its recipient other than by will or the laws of descent and distribution.

     SHARES SUBJECT TO THE 1993 PLAN. Currently, an aggregate of 7,000,000 shares of Common Stock is reserved for issuance under the 1993 Plan, and, as of April 30, 1999, 2,854,133 shares were available for awards under the 1993 Plan. Under the proposed amendment, the aggregate number of shares reserved for issuance under the 1993 Plan would be increased by 6,000,000 shares to 13,000,000 shares.

     All of such shares may be issued in connection with the exercise of ISOs. Shares of Common Stock not actually issued (as a result, for example, of the lapse of an option, the failure of a recipient to earn an award or the payment of an award in cash or a combination of cash and Common Stock) are available for additional grants. Shares of Common Stock to be delivered or purchased under the 1993 Plan may be either authorized but unissued Common Stock or treasury shares.

     ANTI-DILUTION PROTECTION. In the event of any changes in the capital structure of the Company, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, the Board of Directors is empowered to make such equitable adjustments with respect to awards or any provisions of the 1993 Plan as it deems necessary and appropriate, including, if necessary, any adjustments in the maximum number of shares of Common Stock subject to the Plan, the number of shares of Common Stock subject to an outstanding award, or the maximum number of shares that may be subject to one or more awards granted to any one recipient during a calendar year.

     MARKET VALUE RESTRICTIONS. The amounts of certain awards are based on the market value of a share of Common Stock at a specified point in time. The exercise price per share of Common Stock under each nonqualified stock option or ISO granted under the 1993 Plan, which is paid to the Company at the time of the exercise, is determined by the Committee, but may not be less than the market value of such Common Stock on the date of grant of such option. The exercise price for each option remains constant during the life of the option, subject to adjustment pursuant to the anti-dilution provisions of the 1993 Plan described above. The market value of a share of Common Stock on the date an SAR is granted is the base value of such SAR. On July 19, 1999, the last reported sale price of the Company's Common Stock on the New York Stock Exchange was $57.4375 per share.

     AMENDMENTS AND TERMINATIONS. The Board of Directors may at any time terminate or amend the 1993 Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards theretofore made under the Plan without the consent of the recipient. No amendment may be made that would increase the maximum number of shares of Common Stock that may be issued under the 1993 Plan (unless such increase is a result of a change in the capital structure of the Company), change the termination date of the 1993 Plan, or delete or amend the market value restrictions contained in the 1993 Plan on the stock option exercise price or the base value of an SAR without the prior approval of the holders of a majority of the outstanding shares of Common Stock represented in person or by proxy at a duly constituted meeting of shareholders. No awards may be made under the 1993 Plan after September 7, 2003, on which date such Plan will terminate, except as to awards then outstanding thereunder. All outstanding awards under the 1993 Plan will expire no later than September 7, 2013.

FEDERAL INCOME TAX CONSEQUENCES

     The Federal income tax consequences of the issuance and/or exercise of awards under the 1993 Plan are as described below. The following information is not a definitive explanation of the tax consequences of the awards, and recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any underlying securities.

     COMMON STOCK AWARDS. The recipient of a Common Stock award will recognize ordinary income for Federal income tax purposes at the time of receipt of Common Stock in an amount equal to the fair market value of the Common Stock received. The Company will be entitled to a deduction for such amount as and when the ordinary income is recognized by the recipient. Upon disposition of any Common Stock received, the recipient will recognize long-term or short-term capital gain or loss, depending upon the period for which such recipient has held the shares, in an amount equal to the excess of the selling price over the fair market value of such shares on the date of receipt.

     RESTRICTED SHARES. A recipient will not be taxed at the date of an award of Restricted Shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the recipient, within 30 days after transfer of such Shares to the recipient, elects under Section 83(b) of the Internal Revenue Code to include in income the fair market value of the Restricted Shares as of the date of such transfer. The Company will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). Dividends received by a recipient during the restricted period will be taxable to the recipient at ordinary income tax rates and will be deductible by the Company unless the recipient has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

     INCENTIVE STOCK OPTIONS. The 1993 Plan qualifies as an incentive stock option plan within the meaning of Section 422 of the Internal Revenue Code. A recipient who is granted an ISO will not recognize any taxable income for Federal income tax purposes either on the grant or exercise of the ISO.

     If the recipient disposes of the shares purchased pursuant to the ISO more than two years after the date of grant and more than one year after the transfer of the shares to him (the required statutory "holding period"), (a) the recipient will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) the Company will not be entitled to a deduction with respect to the shares of stock so issued.

     If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, or (ii) the gain on the sale. The Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the recipient. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.

     The excess of the fair market value of the shares on the date of exercise over the option price is a minimum tax addition. A corresponding minimum tax subtraction is allowed in the year in which the shares are disposed. See "Alternative Minimum Tax" below.

     NONQUALIFIED STOCK OPTIONS. The recipient of a nonqualified stock option under the 1993 Plan will not recognize any income for Federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the recipient will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient. Upon disposition of the shares purchased pursuant to the stock option, the recipient will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the recipient as ordinary income.

     STOCK APPRECIATION RIGHTS. A recipient who is granted stock appreciation rights will not recognize any taxable income on the receipt of the SARs. Upon the exercise of an SAR, (a) the recipient will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of the Company's Common Stock from the date of grant of the SAR to the date of exercise); and (b) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient.

     PERFORMANCE SHARES AND PERFORMANCE UNITS. A recipient of performance shares or performance units will not recognize any income for Federal income tax purposes on the date of the grant of the right to receive performance shares or units. The recipient will recognize ordinary income for Federal income tax purposes at the time of receipt of cash and/or Common Stock with respect to the performance share or units in an amount equal to the excess, if any, of the fair market value of the performance shares or units on the date received over the price of the performance shares or units on the date of grant. The Company will be entitled to a deduction on the date of receipt of the performance shares by the recipient in an amount equal to the ordinary income recognized by the recipient. Upon disposition of any stock received, the recipient will recognize long-term or short-term gain or loss depending upon the period for which he or she has held the stock in an amount equal to the difference between the amount realized and the fair market value of the stock on the date of receipt.

     ALTERNATIVE MINIMUM TAX. In addition to the Federal income tax consequences described above, a recipient may be subject to the alternative minimum tax ("AMT"), which is payable only to the extent it exceeds the recipient's regular tax liability. The AMT is assessed on the recipient's alternative minimum taxable income in excess of an exemption amount that varies by filing status. For purposes of computing the AMT, the alternative minimum taxable income is equal to taxable income (1) increased by tax preference items and (2) increased or reduced by certain AMT "adjustments." Federal law currently provides for a minimum tax credit that may be applied against the recipient's regular tax liability in years following a year in which the recipient is subject to AMT. The minimum tax credit is limited to the excess, if any, of the regular tax over the tentative AMT for the year. Any credit not used because of the limitation may be carried forward indefinitely.

EFFECTIVE DATE. The amendment to the 1993 Plan shall be effective immediately on the date of its approval by the shareholders of the Company. If the amendment is not approved by such shareholders, the 1993 Plan will remain in effect as it currently exists, without the amended provision proposed herein.

VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote on this proposal at the annual meeting of shareholders will constitute approval of the amendment to the 1993 Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS "FOR" THIS PROPOSAL

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT TO THE 1993 LONG-TERM EXECUTIVE COMPENSATION PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

                            APPOINTMENT OF AUDITORS
                           (ITEM 4 ON FORM OF PROXY)

     Subject to ratification by the shareholders at the annual meeting, the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent auditors for the year ended April 30, 2000. PricewaterhouseCoopers LLP served as the independent auditor for the Company for the fiscal year ended April 30, 1999 and the Company agreed to pay such firm $185,000 in connection therewith. Representatives of PricewaterhouseCoopers LLP are expected to be present at the 1999 annual meeting, will be afforded an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions by the shareholders.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR RATIFICATION
OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

                             SHAREHOLDER PROPOSALS

     Recommendations for nominees to be elected to the Board of Directors and proposals of shareholders intended to be presented at the next annual meeting scheduled to be held on Wednesday, September 13, 2000 must be submitted in writing to the Secretary of the Company, H&R Block, Inc., 4400 Main Street, Kansas City, Missouri 64111. Shareholder proposals must be received by the Secretary no later than April 1, 2000 in order to be included in next year's proxy statement and form of proxy.

     Shareholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposals are not submitted by the deadline for inclusion in the proxy statement. To do so, the shareholder must comply with the procedures specified in the Company's Bylaws and applicable rules and regulations of the Securities and Exchange Commission. For business to be properly brought before the annual meeting scheduled for September 13, 2000, such notice must be delivered to or mailed and received by the Secretary of the Company at the address set forth above not later than the close of business on June 15, 2000. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company that are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. If the Company does not receive proper and timely notice of a shareholder proposal, the proxies shall have the right to exercise discretionary authority with respect to such proposal at the annual meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters which will be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgment.

                                          By Order of the Board of Directors
                                          JAMES H. INGRAHAM
                                          Secretary

July 30, 1999

                                                                      APPENDIX A

                                H&R BLOCK, INC.

                 1999 STOCK OPTION PLAN FOR SEASONAL EMPLOYEES

     ARTICLE 1. ESTABLISHMENT OF THE PLAN. H&R BLOCK, INC., a Missouri corporation (the "Company"), hereby formulates and adopts the 1999 Stock Option Plan for Seasonal Employees (the "Plan") whereby there may be granted to seasonal employees of H&R Block Tax Services, Inc. (an indirect subsidiary of the Company) and the direct and indirect, majority-owned subsidiaries of H&R Block Tax Services, Inc. (such corporation, such direct and indirect subsidiaries, and their successor entities, if any, to be referred to herein as "Tax Services"), options to purchase shares of the Company's Common Stock, without par value (such shares being hereinafter sometimes referred to for convenience as "Common Stock" or "stock" or "shares").

     ARTICLE 2. PURPOSE OF THE PLAN. The purpose of the Plan is to advance and promote the interests of the Company, Tax Services and the Company's stockholders by providing a method whereby seasonal employees of Tax Services may acquire Common Stock under options to purchase the same subject to the conditions hereinafter or therein provided. The Plan is further intended to provide seasonal employees who may be granted such options with additional incentive to continue in the employ of Tax Services on a seasonal basis and to increase their efforts to promote the best interests of the Company, Tax Services and the Company's stockholders.

     ARTICLE 3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee") consisting of three or more directors of the Company, to be appointed by and to serve at and during the pleasure of the Board of Directors of the Company. All references herein to the Committee shall be deemed to mean the Board of Directors of the Company if the Board has not appointed a Committee. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be valid acts of the Committee. The Committee shall have full power and authority to construe, interpret and administer the Plan and, subject to the powers herein specifically reserved to the Board of Directors and to the other provisions of this Plan, to make determinations which shall be final, conclusive and binding upon all persons, including without limitation the Company, Tax Services, the stockholders, the Board of Directors and any persons having any interest in any options which may be granted under the Plan. The Committee may impose such additional conditions upon the grant and exercise of options under this Plan as may from time to time be deemed necessary or desirable, in the opinion of counsel of the Company, to comply with applicable laws and regulations. The Committee from time to time may adopt rules and regulations for carrying out the Plan.

     ARTICLE 4. ELIGIBILITY. Options shall be granted on June 30 of each year the Plan is in effect (the "date of grant") only to "Eligible Seasonal Employees" of Tax Services for such year. The term "Eligible Seasonal Employees" for any calendar year during which the Plan is in effect shall include all those employees of Tax Services who (a) are hired to perform for limited periods of time during such year jobs specifically designated by Tax Services to be seasonal jobs and (b) have adhered to the working hours agreed upon during such year.

     ARTICLE 5. STOCK SUBJECT TO THE PLAN. The shares of Common Stock to be issued upon exercise of the options granted under the Plan shall be made available, at the discretion of the Board of Directors of the Company, either from authorized but unissued stock of the Company or from shares that have been purchased by the Company from any source whatever, but the aggregate number of shares for which options may be granted under the Plan shall not exceed 6,000,000 shares of Common Stock of the Company. If an option granted under the Plan shall be surrendered or shall for any reason whatsoever expire or terminate in whole or in part without the exercise thereof, then the shares of stock which were subject to any such option shall, if the Plan shall then be in effect, be available for options thereafter granted under the Plan.

     ARTICLE 6. METHOD OF PARTICIPATION. Each Eligible Seasonal Employee who either (i) is an employee of Tax Services on April 15 (or the next business day if it falls on a Saturday, Sunday or holiday) of each calendar year the Plan is in effect, or (ii) has been an employee of Tax Services for at least an aggregate of 100 working days during the 12-month period ending with the date of grant, shall be granted an option to purchase one share of Common Stock for each $100 of the total compensation earned by him or her during and throughout the 12-month period ending with the date of grant (such total compensation during such period to be referred to herein as "Total Compensation"), provided, however, that (a) each Eligible Seasonal Employee who is not entitled to an option grant under the provisions of this Article 6 on June 30, 1999 (regardless of whether or not such Eligible Seasonal Employee was employed on or before such date), but who, with respect to any subsequent date of grant during the term of the Plan, otherwise meets the requirements of this Article 6, shall be granted as of such subsequent date of grant an option to purchase one share of Common Stock for each $200 of Total Compensation in lieu of an option to purchase one share of Common Stock for each $100 of Total Compensation, (b) no employee shall be granted an option to purchase in excess of 100 of said shares in any calendar year under the Plan, (c) no employee shall be granted an option if such employee's Total Compensation for the applicable year is less than $4,000 ($500 for an option granted on June 30, 1999), and (d) any fractional shares which would otherwise be subject to an option under the Plan shall be adjusted to the nearest whole number of shares. As promptly as possible after June 30 of each year the Plan is in effect (but effective as of such date), each Eligible Seasonal Employee shall be notified in writing of the number of shares optioned to him or her under the Plan, the option price and the terms and conditions of said option, as described in Article 9.

     ARTICLE 7. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Company's capital stock shall occur, an appropriate adjustment shall be made in (a) the number of shares of stock available for options under the Plan and subject to outstanding options, (b) the purchase price per share for each outstanding option, and (c) the provisions of Article 6, provided that, no adjustment shall be made in the provisions of Article 6 in the event of a stock dividend or stock split. Any adjustment to the Plan shall be made by the Board of Directors and, when so made, shall be effective and binding for all purposes of the Plan and of all options then outstanding.

     ARTICLE 8. OPTION PRICE. Each year this Plan is in effect, the purchase price per share under each option granted during such year shall be equal to the last reported sale price, regular way, for the Common Stock on the New York Stock Exchange (or, if the stock is not then traded on such exchange, the last reported sale price, regular way, on such other national exchange or NASDAQ or other system on which such stock is traded and reported), in each case on the date of grant (or if said date falls on a non-business day then on the next preceding business date on which the stock is quoted) of such year.

     ARTICLE 9. TERMS AND CONDITIONS OF OPTIONS. The terms and conditions of each option granted hereunder shall be set forth in a written notice to the employee to whom such option is granted. Said terms and conditions shall be consistent with the provisions of the Plan and shall include but not be limited to the following:

     A. CONTINUATION OF EMPLOYMENT. The grant of an option under this Plan shall not confer on the optionee any right to continue in the employ of Tax Services or to be employed by the Company or any of its subsidiaries, nor shall it limit the right of Tax Services to terminate the employment of any optionee at any time.

     B. PERIODS OF EXERCISING OPTION. An option may be exercised only between the dates of September 1 through November 30 of either of the two calendar years immediately following the calendar year in which said option was granted, and said option shall expire as to all shares subject thereto which are not so exercised.

     C. CONDITIONS OF EXERCISING OPTION. If an optionee shall not be an Eligible Seasonal Employee, as defined in Article 4, for a year in which he or she would be otherwise entitled to exercise an option under this Plan ("Exercise Year"), or shall not have earned actual Total Compensation during the 12-month period ending on June 30 of such Exercise Year which is at least equal to 50% of the actual Total Compensation earned by him or her during the 12-month period ending on June 30 of the year in which the option was granted ("Grant Year"), he or she shall not be entitled to exercise his or her option for such Grant Year; provided, however, if the optionee shall become a full-time employee of the Company or any of its subsidiaries (including, but not limited to, Tax Services) prior to August 1 of such Exercise Year he or she shall be entitled to exercise said option for such Grant Year, provided he or she is a full-time employee of the Company or one of its subsidiaries at the time the option is exercised. The option must be exercised by the optionee in writing (unless otherwise authorized by the Company) within the periods above specified with respect to all or part of the shares optioned and accompanied by full payment of the option price thereof. Only one exercise shall be permitted with respect to a single option. If an optionee exercises an option for less than all of the shares subject to such option, the optionee shall lose all rights to exercise the option for the balance of the shares subject to the option. No optionee will be deemed to be a holder of any shares subject to an option unless and until certificates for such shares are issued to him or her under the terms of the Plan. As used herein, "full-time employee" means an individual in the employ of the Company or one of its subsidiaries in a job designated by the applicable employer to be a full-time job.

     D. NON-TRANSFERABILITY OF OPTION; TERMINATION UPON DEATH. The option shall be exercisable only by the optionee and shall not be transferable by him or her. The option shall terminate upon the death of the optionee.

     E. QUALIFICATION OF STOCK. Each option shall be subject to the requirement that if at any time the Board of Directors of the Company shall determine, in its discretion, that qualification or registration of the shares of stock thereby covered under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting of such option or the purchase of shares thereunder, the option may not be exercised in whole or in part unless and until such qualification or registration, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Company, at its discretion.

     ARTICLE 10. AMENDMENT AND DISCONTINUANCE. The Board of Directors of the Company shall have the right at any time during the continuance of the Plan to amend, modify, supplement, suspend or terminate the Plan, provided that no employee's rights existing at the effective time of such amendment, modification, supplement, suspension or termination are adversely affected thereby.

     ARTICLE 11. EFFECTIVE DATE; EXPIRATION OF PLAN. The Plan shall be effective on June 30, 1999 (with the grant of options on that date) and, unless extended, shall terminate on December 31, 2002, but no termination of the Plan, whether under the provisions of this Article 11 or otherwise, shall affect the continuance of any option granted hereunder prior to said date.

                                                                      APPENDIX B

                                H&R BLOCK, INC.
                   1993 LONG-TERM EXECUTIVE COMPENSATION PLAN
                                  (AS AMENDED)

     1. PURPOSES. The purposes of this 1993 Long-Term Executive Compensation Plan are to provide incentives and rewards to those employees largely responsible for the success and growth of H&R Block, Inc., and its subsidiary corporations and to assist all such corporations in attracting and retaining executives and other key employees with experience and ability.

     2. DEFINITIONS.

     (a) AWARD means one or more of the following: shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, Stock Appreciation Rights, Performance Shares, Performance Units and any other rights which may be granted to a Recipient under the Plan.

     (b) COMMON STOCK means the Common Stock, without par value, of the Company.

     (c) COMPANY means H&R Block, Inc., a Missouri corporation, and, unless the context otherwise requires, includes its subsidiary corporations and their respective divisions, departments and subsidiaries and the respective divisions, departments and subsidiaries of such subsidiaries.

     (d) INCENTIVE STOCK OPTION means a Stock Option which meets all of the requirements of an "incentive stock option" as defined in Section 422(b) of the Internal Revenue Code of 1986, as now in effect or hereafter amended (the "Internal Revenue Code").

     (e) PERFORMANCE PERIOD means that period of time specified by the Committee during which a Recipient must satisfy any designated performance goals in order to receive an Award.

     (f) PERFORMANCE SHARE means the right to receive, upon satisfying designated performance goals within a Performance Period, shares of Common Stock, cash, or a combination of cash and shares of Common Stock, based on the market value of shares of Common Stock covered by such Performance Shares at the close of the Performance Period.

     (g) PERFORMANCE UNIT means the right to receive, upon satisfying designated performance goals within a Performance Period, shares of Common Stock, cash, or a combination of cash and shares of Common Stock.

     (h) PLAN means this 1993 Long-Term Executive Compensation Plan, as the same may be amended from time to time.

     (i) RECIPIENT means an employee of the Company who has been granted an Award under the Plan.

     (j) RESTRICTED SHARE means a share of Common Stock issued to a Recipient hereunder subject to such terms and conditions, including, without limitation, forfeiture or resale to the Company, and to such restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance.

     (k) STOCK APPRECIATION RIGHT means the right to receive, upon exercise of a Stock Appreciation Right granted under this Plan, shares of Common Stock, cash, or a combination of cash and shares of Common Stock, based on the increase in the market value of the shares of Common Stock covered by such Stock Appreciation Right from the initial day of the Performance Period for such Stock Appreciation Right to the date of exercise.

     (l) STOCK OPTION means the right to purchase, upon exercise of a Stock Option granted under this Plan, shares of the Company's Common Stock.

     3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a Compensation Committee (the "Committee") consisting of directors of the Company, to be appointed by and to serve at the pleasure of the Board of Directors of the Company. A majority of the Committee members shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be valid acts of the Committee, however designated, or the Board of Directors of the Company if the Board has not appointed a Committee.

     The Committee shall have full power and authority to construe, interpret and administer the Plan and, subject to the powers herein specifically reserved to the Board of Directors and subject to the other provisions of this Plan, to make determinations which shall be final, conclusive and binding upon all persons including, without limitation, the Company, the shareholders of the Company, the Board of Directors, the Recipients and any persons having any interest in any Awards which may be granted under the Plan. The Committee shall impose such additional conditions upon the grant and exercise of Awards under this Plan as may from time to time be deemed necessary or advisable, in the opinion of counsel to the Company, to comply with applicable laws and regulations. The Committee from time to time may adopt rules and regulations for carrying out the Plan and written policies for implementation of the Plan. Such policies may include, but need not be limited to, the type, size and terms of Awards to be made to Recipients and the conditions for payment of such Awards.

     4. ABSOLUTE DISCRETION. The Committee may, in its sole and absolute discretion (subject to the Committee's power to delegate certain authority in accordance with the second paragraph of this Section 4), at any time and from time to time during the continuance of the Plan, (i) determine which employees of the Company shall be granted Awards under the Plan, (ii) grant to any employee so selected such an Award, (iii) determine the type, size and terms of Awards to be granted (subject to Sections 6, 10 and 11 hereof, as hereafter amended), (iv) establish objectives and conditions for receipt of Awards, (v) place conditions or restrictions on the payment or exercise of Awards, and (vi) do all other things necessary and proper to carry out the intentions of this Plan; provided, however, that, in each and every case, those Awards which are Incentive Stock Options shall contain and be subject to those requirements specified in Section 422 of the Internal Revenue Code and shall be granted only to those employees eligible thereunder to receive the same.

     The Committee may at any time and from time to time delegate to the Chief Executive Officer of the Company authority to take any or all of the actions that may be taken by the Committee as specified in this Section 4 or in other sections of the Plan in connection with the determination of Recipients, types, sizes, terms and conditions of Awards under the Plan and the grant of any such Awards, provided that any authority so delegated (a) shall apply only to Awards to employees of the Company that are not officers of Company under Regulation
Section 240.16a-1(f) promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, and (b) shall be exercised only in accordance with the Plan and such rules, regulations, guidelines, and limitations as the Committee shall prescribe.

     5. ELIGIBILITY. Awards may be granted to any employee of the Company. No member of the Committee (other than any ex officio member) shall be eligible for grants of Awards under the Plan. An employee may be granted multiple forms of Awards under the Plan. Incentive
Stock Options may be granted under the Plan to a Recipient during any calendar year only if the aggregate fair market value (determined as of the date the Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by such Recipient during any calendar year under the Plan and any other "incentive stock option plans" (as defined in the Internal Revenue Code) maintained by the Company does not exceed the sum of $100,000.

     6. STOCK SUBJECT TO THE PLAN. The total number of shares of Common Stock issuable under this Plan may not at any time exceed 13,000,000 shares, subject to adjustment as provided herein. All of such shares may be issued or issuable in connection with the exercise of Incentive Stock Options. Shares of Common Stock not actually issued pursuant to an Award shall be available for future Awards. Shares of Common Stock to be delivered or purchased under the Plan may be either authorized but unissued Common Stock or treasury shares. The total number of shares of Common Stock that may be subject to one or more Awards granted to any one Recipient during a calendar year may not exceed 350,000, subject to adjustment as provided in Section 16 of the Plan.

     7. AWARDS.

     (a) Awards under the Plan may include, but need not be limited to, shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, Stock Appreciation Rights, Performance Shares and Performance Units. The amount of each Award may be based upon the market value of a share of Common Stock. The Committee may make any other type of Award which it shall determine is consistent with the objectives and limitations of the Plan.

     (b) The Committee may establish performance goals to be achieved within such Performance Periods as may be selected by it using such measures of the performance of the Company as it may select as a condition to the receipt of any Award.

     8. VESTING REQUIREMENTS. The Committee may determine that all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be vested at such times and upon such terms as may be selected by it.

     9. DEFERRED PAYMENTS AND DIVIDEND AND INTEREST EQUIVALENTS.

     (a) The Committee may determine that the receipt of all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine.

     (b) The Committee may provide, in its sole and absolute discretion, that a Recipient to whom an Award is payable in whole or in part at a future time in shares of Common Stock shall be entitled to receive an amount per share equal in value to the cash dividends paid per share on issued and outstanding shares as of the dividend record dates occurring during the period from the date of the Award to the date of delivery of such share to the Recipient. The Committee may also authorize, in its sole and absolute discretion, payment of an amount which a Recipient would have received in interest on (i) any Award payable at a future time in cash during the period from the date of the Award to the date of payment, and (ii) any cash dividends paid on issued and outstanding shares as of the dividend record dates occurring during the period from the date of an Award to the date of delivery of shares pursuant to the Award. Any amounts provided under this subsection shall be payable in such manner, at such time or times, and subject to such terms and conditions as the Committee may determine in its sole and absolute discretion.

     10. STOCK OPTION PRICE. The purchase price per share of Common Stock under each Stock Option shall be determined by the Committee, but shall not be less than market value (as determined by the Committee) of one share of Common Stock on the date the Stock Option or Incentive Stock Option is granted. Payment for exercise of any Stock Option granted hereunder shall be made (a) in cash, or (b) by delivery of Common Stock having a market value equal to the aggregate option price, or (c) by a combination of payment of cash and delivery of Common Stock in amounts such that the amount of cash plus the market value of the Common Stock equals the aggregate option price.

     11. STOCK APPRECIATION RIGHT VALUE. The base value per share of Common Stock covered by an Award in the form of a Stock Appreciation Right shall be the market value of one share of Common Stock on the date the Award is granted.

     12. CONTINUATION OF EMPLOYMENT. The Committee shall require that a Recipient be an employee of the Company at the time an Award is paid or exercised. The Committee may provide for the termination of an outstanding Award if a Recipient ceases to be an employee of the Company and may establish such other provisions with respect to the termination or disposition of an Award on the death or retirement of a Recipient as it, in its sole discretion, deems advisable. The Committee shall have the sole power to determine the date of any circumstances which shall constitute a cessation of employment and to determine whether such cessation is the result of retirement, death or any other reason.

     13. REGISTRATION OF STOCK. Each Award shall be subject to the requirement that if at any time the Committee shall determine that qualification or registration under any state or federal law of the shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, or other securities thereby covered or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase of shares thereunder, the Award may not be paid or exercised in whole or in part unless and until such qualification, registration, consent or approval shall have been effected or obtained free of any conditions the Committee, in its discretion, deems unacceptable.

     14. EMPLOYMENT STATUS. No Award shall be construed as imposing upon the Company the obligation to continue the employment of a Recipient. No employee or other person shall have any claim or right to be granted an Award under the Plan.

     15. ASSIGNABILITY. No Award granted pursuant to the Plan shall be transferable or assignable by the Recipient other than by will or the laws of descent and distribution and during the lifetime of the Recipient shall be exercisable or payable only by or to him or her.

     16. DILUTION OR OTHER ADJUSTMENTS. In the event of any changes in the capital structure of the Company, including but not limited to a change resulting from a stock dividend or split-up, or combination or reclassification of shares, the Board of Directors shall make such equitable adjustments with respect to Awards or any provisions of this Plan as it deems necessary and appropriate, including, if necessary, any adjustment in the maximum number of shares of Common Stock subject to the Plan, the maximum number of shares that may be subject to one or more Awards granted to any one Recipient during a calendar year, or the number of shares of Common Stock subject to an outstanding Award.

     17. MERGER, CONSOLIDATION, REORGANIZATION, LIQUIDATION, ETC. If the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, the Board of Directors shall make such arrangements it deems advisable with respect to outstanding Awards, which shall be binding upon the Recipients of outstanding Awards, including, but not limited to, the substitution of new Awards for any Awards then outstanding, the assumption of any such Awards and the termination of or payment for such Awards.

     18. WITHHOLDING TAXES. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such Awards and, with respect to Awards paid in other than cash, to require the payment (through withholding from the Recipient's salary or otherwise) of any such taxes. Subject to such conditions as the Committee may establish, Awards under the Plan payable in shares of Common Stock may provide that the Recipients thereof may elect, in accordance with any applicable regulations, to have the Company withhold shares of Common Stock to satisfy all or part of any such tax withholding obligations, with the value of such withheld shares of Common Stock based upon their fair market value on the date the tax withholding is required to be made.

     19. COSTS AND EXPENSES. The cost and expenses of administering the Plan shall be borne by the Company and not charged to any Award nor to any Recipient.

     20. FUNDING OF PLAN. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

     21. AWARD CONTRACTS. The Committee shall have the power to specify the form of Award contracts to be granted from time to time pursuant to and in accordance with the provisions of the Plan and such contracts shall be final, conclusive and binding upon the Company, the shareholders of the Company and the Recipients. No Recipient shall have or acquire any rights under the Plan except such as are evidenced by a duly executed contract in the form thus specified. No Recipient shall have any rights as a holder of Common Stock with respect to Awards hereunder unless and until certificates for shares of Common Stock or Restricted Shares are issued to the Recipient.

     22. GUIDELINES. The Board of Directors of the Company shall have the power to provide guidelines for administration of the Plan by the Committee and to make any changes in such guidelines as from time to time the Board deems necessary.

     23. AMENDMENT AND DISCONTINUANCE. The Board of Directors of the Company shall have the right at any time during the continuance of the Plan to amend, modify, supplement, suspend or terminate the Plan, provided that in the absence of the approval of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at a duly constituted meeting of shareholders of the Company, no such amendment, modification or supplement shall
(i) increase the aggregate number of shares which may be issued under the Plan, unless such increase is by reason of any change in capital structure referred to in Section 16 hereof, (ii) change the termination date of the Plan provided in
Section 24, or (iii) delete or amend the market value restrictions contained in Sections 10 and 11 hereof, and provided further, that no amendment, modification or termination of the Plan shall in any manner affect any Award of any kind theretofore granted under the Plan without the consent of the Recipient of the Award, unless such amendment, modification or termination is by reason of any change in capital structure referred to in Section 16 hereof or unless the same is by reason of the matters referred to in Section 17 hereof.

     24. TERMINATION. The Committee may grant Awards at any time prior to September 7, 2003, on which date this Plan will terminate except as to Awards then outstanding hereunder, which Awards shall remain in effect until they have expired according to their terms or until September 7, 2003, whichever first occurs. No Incentive Stock Option shall be exercisable later than 10 years following the date it is granted.

     25. APPROVAL. This Plan shall take effect upon due approval by the shareholders of the Company.

                                   H&R BLOCK

                                          July 30, 1999

Dear Shareholder:

     The annual meeting of shareholders of H&R Block, Inc. will be held at the Nelson-Atkins Museum of Art, 4525 Oak Street, Kansas City, Missouri, at 9:00 a.m., Kansas City time, on Wednesday, September 8, 1999.

     It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting in person, please review the enclosed proxy materials, complete the proxy form attached below, and return it promptly in the envelope provided.

                    PLEASE DETACH PROXY HERE, SIGN AND MAIL
--------------------------------------------------------------------------------

The undersigned hereby appoints G. Kenneth Baum, Henry F. Frigon and Louis W. Smith, and each of them, the proxies (acting by a majority or, if only one be present, then that one shall have all of the powers hereunder), each with full power of substitution, for and in the name of the undersigned to represent and to vote all shares of stock of H&R BLOCK, INC., a Missouri corporation, of the undersigned at the annual meeting of shareholders of said corporation to be held at the Nelson-Atkins Museum of Art, 4525 Oak Street, Kansas City, Missouri, on September 8, 1999, commencing at 9:00 a.m., Kansas City time, and at any adjournment thereof, notice of said meeting and the proxy statement furnished therewith having been received by the undersigned; and, without limiting the authority hereinabove given, said proxies or proxy are expressly authorized to vote in accordance with the undersigned's direction as to those matters set forth on the reverse side hereof and in accordance with their best judgment in connection with the transaction of such other business, if any, as may properly come before the meeting.

                                          Dated                             1999
                                                 -------------------------- ,

                                          --------------------------------------

                                          --------------------------------------

                                          (Please date and sign exactly as name
                                          appears at the left and return in the
                                          enclosed postage paid envelope. If
                                          shares are owned in joint names, all
                                          joint owners should sign.)

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE, DETACH AND MAIL THE PROXY FORM BELOW AS SOON AS POSSIBLE.

                    PLEASE DETACH PROXY HERE, SIGN AND MAIL
--------------------------------------------------------------------------------

                                H&R BLOCK, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED BELOW. IF NO SUCH SPECIFICATION IS MADE, IT WILL BE VOTED FOR EACH OF THE PROPOSALS.

1.   ELECTION OF CLASS I DIRECTORS.   [ ] FOR all nominees listed below (except
                                      as marked to the contrary below)

                                      [ ] WITHHOLD AUTHORITY to vote for all
                                      nominees listed below

     INSTRUCTION: To withhold authority to vote for any individual nominee(s), clearly cross out his (their) name(s) below.

     NOMINEES ARE: HENRY W. BLOCH, ROBERT E. DAVIS AND FRANK L. SALIZZONI

2. APPROVAL OF THE 1999 STOCK OPTION PLAN FOR SEASONAL EMPLOYEES TO REPLACE THE THIRD STOCK OPTION PLAN FOR SEASONAL EMPLOYEES.

                 [ ]  FOR       [ ]  AGAINST       [ ]  ABSTAIN

3. APPROVAL OF AN AMENDMENT TO THE 1993 LONG-TERM EXECUTIVE COMPENSATION PLAN TO INCREASE FROM 7,000,000 TO 13,000,000 THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED PURSUANT TO AWARDS GRANTED UNDER SUCH PLAN.

                 [ ]  FOR       [ ]  AGAINST       [ ]  ABSTAIN

4. RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING APRIL 30, 2000.

                 [ ]  FOR       [ ]  AGAINST       [ ]  ABSTAIN

             BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS FORM